                                                                    EXHIBIT 10.1

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


              AMENDED AND RESTATED PROCESSING AND SERVICE AGREEMENT


       This Amended and Restated Processing and Service Agreement ("Agreement") entered into as of October 26, 1998 (hereinafter called the "Effective Date") is made and entered into by and between ENVOY Corporation, a Tennessee corporation having its principal offices at Two Lakeview Place, Suite 600, Nashville, TN 37214, ("ENVOY") and GTE Data Services Incorporated (hereinafter sometimes called "Processor" or "GTEDS"), a Delaware corporation having its principal offices at One East Telecom Parkway, Post Office Box 290152, Temple Terrace, Florida 33637 in contemplation of the following:

A. GTEDS heretofore entered into a Processing and Services Agreement with [_____]*, which currently is a wholly owned subsidiary of ENVOY, and which was dated September 10, 1993 ("Initial Agreement"). This Initial Agreement was amended and supplemented by a November 18, 1994 Letter Amendment to the GTEDS Proposal letter of September 10, 1993 which formed part of the Initial Agreement; a First Amendment executed as of January 4, 1995; a Supplement No. 1 to the First Amendment dated as of June 28, 1995; a Supplement No, 2 to the First Amendment dated as of August 29, 1996, and a Second Amendment dated as of May 6, 1996 (the latter sometimes being referred herein as the "Second Amendment"). The foregoing amendments and supplement together with their exhibits and attachments have constituted the entire agreement between the parties (hereinafter sometimes called the "Amended and Supplemented Agreement")

B. On March 6, 1996, ENVOY Corporation acquired all the issued and outstanding equity stock of [_____]* thereby making [_____]* a wholly owned subsidiary of ENVOY.

C. It is the parties' intent, inter alia, by this Amended and Restated Agreement to eliminate obsolete and currently irrelevant provisions in the Amended and Supplemented Agreement and to modify certain provisions therein and to extend the term of the parties' relationship. To this end this Amended and Restated Agreement shall control the relationship of the parties and which shall hereinafter be referred to as the "Agreement".

       For convenience, certain capitalized terms are defined below, while other capitalized terms are defined in the text of this Agreement.

       This "Agreement" shall mean the entire body of this agreement, including any and all exhibits hereto; provided, however, if any term of the Agreement conflicts with a term of an exhibit, the subject term of the Agreement shall govern.

       "Effective Date" shall mean the date upon which the last of the parties executes this Agreement.

       "Contract Documents" shall mean the RFP the Processor's Claim Processing System Proposal dated April 26, 1993, and the terms and conditions of this Agreement. Any direct conflict between or among this Agreement, the RFP, and the Processor's Claim Processing System Proposal dated April 26, 1993, shall be resolved by giving precedence first to the provisions of this Agreement and then to the Processor's Claim Processing System Proposal dated April 26, 1993, and then to the RFP. The term "RFP" as used herein shall mean Section II of the Request for Proposal for processing and related services regarding [_____]* CPS Services issued by [_____]* on March 29, 1993.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

        "Processor's Proposal" shall mean the Processor's Claim Processing System Proposal dated April 26, 1993


1. Scope of Services


      1.1 The services to be performed by GTEDS consist of GTEDS providing and supporting the hardware, operating system software and firmware ("Services") for ENVOY's [_____]* health care transaction clearinghouse systems ("Application Software") at GTEDS' Tampa Data Center. The [_____]* systems are currently operated from the GTEDS' Tampa Data Center. The [_____]* health care transaction clearinghouse system will be migrated to the GTEDS' Data Center by September 1, 1998 as part of this Agreement. GTEDS will operationally support the GTEDS' housed processing platforms and the telecommunications network for the above mentioned Application Software including the file transfer capabilities set forth and described in Exhibit 9 which is hereby incorporated by reference. ENVOY will provide customer support services and application development and support for ENVOY's [_____]* systems. No other ENVOY systems are part of this Agreement.

      1.2 Processor shall be fully responsible for the content and quality of the Services performed and the deliverables presented by Processor hereunder whether or not provided by subcontractors or consultants retained by Processor with the consent of ENVOY hereunder. Processor shall ensure that its hardware, operating system software, telecommunications network and customer service procedures supporting the Application Software are maintained, operated and managed so as to cause the Services to meet or exceed the Service Levels set forth in Section 1.2.1 below. GTEDS will, at its own expense, correct any deficiency related thereto which causes noncompliance with the Service Levels. Processor shall not, however, be responsible for any failure of the Application Software if such failure is caused by a defect in the software furnished by ENVOY to Processor hereunder. ENVOY will provide customer support services and application development and support for the Application Software. No other ENVOY application software or systems are within the scope of this Agreement.

            1.2.1 Service Levels Service Levels under this Agreement shall be in accordance with Exhibit 10 attached hereto and incorporated by reference herewith. In the event of any failure by GTEDS to perform to the material divergent service levels set forth in Exhibit 10, Section 7 of the Agreement shall apply.

      1.3 [_____]* Migration As set forth in Exhibit 4 attached hereto and incorporated by reference herewith, GTEDS will perform related activities and provide the hardware, operating system software, and firmware required to migrate the [_____]* system to GTEDS by September 1, 1998 at no additional cost to ENVOY. ENVOY will provide all system application software and support required.

The parties contemplate that the following transactions are within the Scope of Services set forth in Section 1.1.

      1.4 [____]* processed on the [_____]* systems will be billed and paid for at the rate of [____]* in [____]*. [____]* will be billed and paid for at [____]* beginning [____]* in accordance with Exhibit 1 attached hereto and incorporated by reference herewith.

      1.5 [____]* Until the migration of the [_____]* system to GTEDS, [____]* will be billed and paid for at the rate of [____]* sent from the [_____]* system to [_____]* or received on the [_____]* system from [_____]*, together with associated [_____]* costs in accordance with Exhibit 5 attached hereto and incorporated by reference herewith. Upon the completion of the





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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.

migration of the [_____]* system to GTEDS in 1998, each claim processed within an [____]* will be billed and paid for at the rate of [____]*. Each [____]* will be billed and paid for at the [____]* rate beginning [____]* in accordance with
Exhibit 1.

      1.6 [____]* processed will be billed and paid for at [_____]* rates during 1998 in accordance with Exhibit 2 attached hereto and incorporated for reference herewith. [____]* processed will be billed and paid for at the [____]* rate beginning [____]* per Exhibit 1.

      1.7 [____]* In contract year 1998, [____]* will be billed and paid for at the rate of [____]* each in accordance with Exhibit 13 attached hereto and incorporated by reference herewith. Additional tape handling charges will apply where applicable in accordance with Exhibit 13. Pricing for [____]* claims for contract years [____]* through [____]* will be determined by the parties no later than [____]*.

      1.8 [____]* In contract year 1998, [____]* will be billed and paid for at the rate of [____]* received in accordance with Exhibit 13 attached hereto and incorporated by reference herewith. Additional tape handling charges will apply where applicable in accordance with Exhibit 13. Pricing for [____]* for contract years [____]* will be determined by the parties no later than[____]*.

      1.9 [____]* will be billed and paid for in accordance with Exhibit 6 attached hereto and incorporated by reference herewith. In [____]* each of these transactions will be billed and paid for at [____]*. Each of these [____]* will be billed and paid for as a [____]* rate effective [____]* in accordance with
Exhibit 1.

      1.10 [____]* Transactions processed on multiple ENVOY platforms at GTEDS will be billed and paid for at a [____]* for processing on the initial platform plus a [____]* for subsequent processing per Exhibit 1.

      1.11 [____]* No other production transactions outside of those included in this Section 1 or in Exhibits 1-3 are defined in this Agreement at this time. New transaction types processed on the [_____]* system will initially be billed at [_____]* rates. At such time as ENVOY and GTEDS jointly agree to consider them production transactions, they will be priced according to Exhibit 1. New transaction types processed on the [_____]* system at GTEDS will be billed at the Per Transaction rate for the mutually agreed upon transaction type as set forth in Exhibit 1 upon their inception .

            1.12. Telecommunications Offerings GTEDS will continue to offer all telecommunication capabilities currently in use or in test as set forth in
Exhibit 9 attached hereto and incorporated by reference herewith. In addition GTEDS shall perform the following:

            1.12.1 Mailboxing GTEDS shall support the access of ENVOY customers who prefer to use third party mailboxing, provided, however, that GTEDS shall not be responsible for the character and usage costs for transferring information to and from such mailboxes.

            1.12.2 [____]* Relay Usage GTEDS shall be responsible for costs to access the service provider from the GTEDS facility with respect to Advantis and [____]* usage, but GTEDS shall have no other obligation for the costs of such usage, such as for connecting the end user to such access provider or for their ongoing fees for such access. GTEDS shall provide at no cost [____]* to the [____]*, solely for ENVOY's access from their Nashville, TN home office in support of the billable systems and services provided by GTEDS as further set forth in Exhibit 3 attached hereto and incorporated by reference.






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

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

            1.12.3 [____]* The requirement of Section IIB.5 of the [_____]* RFP imposing on GTEDS the obligation to provide a dedicated circuit to each user of the [_____]* CPS Services that routinely transmits [____]* is hereby altered to allow GTEDS to meet such obligation through the use of more efficient telecommunications methods that are in service for GTEDS' supported ENVOY network; provided, however, that each affected user agrees to accept such alternative solution.

            1.12.4 Alternative Communications The "alternative facilities" identified in Section IIB.4 of the [_____]* RFP is hereby modified to include
(i) a facility which requires a telecommunications access method not currently supported by GTEDS, (ii) a facility whose volume is predominantly for non-billable activity under this contract or for [_____]* Processing and (iii) a facility that has no anticipated Production Transactions.

      1.13 [____]* Attached hereto and marked as Exhibit 11 which is hereby incorporated by reference is a listing of all [____]* being provided by GTEDS as of the date this Third Amendment is fully executed. GTEDS may update the [____]* from time to time as required to stay on current vendor release levels and to maintain optimum performance. GTEDS will communicate and coordinate such changes with ENVOY.

2. Account Management

      2.1 Processor and ENVOY shall each, at its own expense, assign a project executive for the subject matter of this Agreement (the "Project"). Such project executive may be replaced from time to time during the term of this Agreement by a person of equivalent authority by notice given to the party.

      2.2 The Processor's project executive shall be based at the Processor's operating site and responsible for and have authority over all aspects of the Processor's Services. Without limiting the foregoing, the project executive shall be responsible for the issuance of periodic status reports to ENVOY, coordination of Processor resources to satisfy Processor's obligations hereunder, coordination of responses to all claims and problems regarding Processor's Services hereunder, and generally responding to all issues relating to the Project. The Processor's project executive or his designee shall be available during normal business hours, [ ]* Eastern Time, Monday through Friday, except on Processor established holidays, and shall respond to ENVOY inquiries within [____]* work hours.

      2.3 The ENVOY project executive shall be responsible for and shall have authority over all aspects of ENVOY's obligations under this Agreement. Without limiting the foregoing, the project executive shall be responsible for coordinating ENVOY's activities in connection with Processor's Services, communicating priorities to the Processor's project executive and responding to all subsequent actions required of ENVOY with respect thereto, resolving outstanding items with the Processor's project executive, and generally responding to all issues relating to the Project.

3. Proprietary Rights

      3.1 Processor hereby acknowledges and agrees that ENVOY is the owner of the Application Software including all software and related documents ("ENVOY Materials") and all patent, trademark, copyright and other proprietary rights associated with the Application Software and Materials ("ENVOY Proprietary Rights"). ENVOY Application Software shall be defined as that application software which has been delivered by ENVOY to GTEDS for the express purpose of operating the ENVOY systems. ENVOY is hereby granting to Processor the right to use the ENVOY Materials and ENVOY Proprietary Rights without charge solely for the purpose of enabling Processor to perform its Services with respect to the Application Software




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

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

ENVOY hereby certifies that it has the right to grant such license to Processor and the grant of such license does not infringe on the rights of any other entity. Processor hereby acknowledges that, except for the limited rights granted to Processor pursuant to this Section 3.1, Processor shall have no rights to any ENVOY Materials or ENVOY Proprietary Rights.

      3.2 ENVOY acknowledges that all concepts, information and materials developed by Processor prior to the commencement and independent of any of Processor's Services hereunder shall remain Processor's property. Further, ENVOY acknowledges that during the course of providing services to ENVOY, Processor may implement or develop modifications in its methods of providing services to ENVOY and the tools, utilities, and other programs and applications it utilizes to provide the services, provided that any such modification shall not (i) diminish or interrupt Processor's Services or (ii) materially increase ENVOY's burdens or expenses with respect to the Application Software. Such methods, tools, utilities, and other programs and applications, while they may be developed and implemented as a result of providing services to ENVOY, shall be deemed to be improvements in Processor's data center operations and shall be and remain the property of Processor.

      3.3 The [_____]* Software developed by GTEDS shall remain the property of GTEDS. At the conclusion of this Agreement, ENVOY shall have a fully paid-up non-exclusive and perpetual right to use this software for its internal business purposes, (including processing for third party customers of ENVOY), upon ENVOY agreeing to provide full support for this software. GTEDS does not warrant the software as being fit for an ENVOY particular use after the termination of this Agreement. ENVOY's [_____]* Software license would be for the software "AS IS" and after the termination of this Agreement ENVOY is responsible for obtaining third party licenses for software that comprises or utilizes the [_____]* Software in full or in part. In connection with the foregoing, the parties have established an escrow arrangement as follows:

            3.3.1 In the event (i) GTEDS ceases to provide maintenance or support of the [_____]* Software during the term of this Agreement; or, (ii) GTEDS ceases to do business in the ordinary course; or, (iii) GTEDS makes the source code for the [_____]* Software available to other customers of GTEDS without charge; or, (iv) GTEDS becomes insolvent, bankrupt or otherwise ceases to maintain the [_____]* Software; or this Agreement is otherwise terminated, then GTEDS will provide to ENVOY, without charge, one (1) copy of the current source code for the [_____]* Software. In order to ensure compliance with this Section, GTEDS shall keep the source code for the [_____]* Software current and GTEDS shall deliver at its own expense a master tape of the source code for the [_____]* Software as well as any enhancements and corrections in existence or required to keep the source code current thereafter, and related documentation necessary for the maintenance of the Licensed Software to[____]*, who shall thereafter act as escrow agent (hereinafter referred to as "Escrow Agent"). All of the specifics being in accordance with the Source Code Escrow Agreement between GTEDS and Escrow Agent.

            3.3.2 The Escrow Agent shall make delivery of the source code, subject to the conditions herein, upon receipt by the Escrow Agent of an affidavit from ENVOY certifying that the Agreement has been terminated. The Escrow Agent shall forward a copy of the affidavit to GTEDS by Express mail, Federal Express or similar courier service and the Escrow Agent shall not release the source code until ten (10) calendar days have passed from the date of GTEDS' receipt of the affidavit. If, after the expiration of ten (10) calendar days, GTEDS does not object to such delivery by serving an objection upon the Escrow Agent and ENVOY by courier within the ten (10) day period, the Escrow Agent shall deliver the source code to ENVOY.

            3.3.3 ENVOY shall have the right at any time to contact the Escrow Agent for





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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.

purposes of confirming the existence of the source code and documentation including updates thereto and for verification of the instructions to Escrow Agent to release the source code under the circumstances specified hereto in this Section.

      3.4 Except as expressly otherwise set forth in this Agreement, Processor shall have no rights or interests in ENVOY's Application Software or any materials, documentation or proprietary information related thereto and ENVOY shall have full and complete authority and responsibility in its sole discretion with respect to the development, marketing, promotion and sale of its Application Software.

      3.5 Except as expressly otherwise set forth in this Agreement, ENVOY shall have no rights or interests to Processor's System hardware, software, and firmware or any materials, documentation or proprietary information related thereto.

4. Exclusivity

      Except as provided in Article 7 hereof, GTEDS shall be the sole supplier to ENVOY for the Services set forth and described in Section 1 of this Agreement during the term thereof.

5. Non-Compete

      5.1 During the term of this Agreement, GTEDS agrees that it shall refrain from funding, becoming a member of, or performing the types of services set forth and described in Section 1 of this Agreement for persons, firms or entities who GTEDS and ENVOY agree are direct competitors of ENVOY and who are set forth on a Competitor's List defined below which shall be a separate document executed by both parties. The parties shall memorialize their agreement by letter or other written form of communication signed by authorized representatives of ENVOY and GTEDS ("Competitor List") and the parties shall meet in person or by telephone once each calendar quarter to revise or update the Competitor List. Any such updated Competitor List shall be executed by authorized representatives of both parties to be effective.

      5.2 During the term of this Agreement and for one year thereafter, each party covenants and agrees that it shall not knowingly solicit, hire or retain the services of any employee of the other party or, directly or indirectly, induce, or participate or conspire in inducing such employee to terminate his/her employment with the other party, without the prior written consent in each such case of the other party, which consent shall not be unreasonably delayed or withheld.

6. Compensation to Processor

      6.1 As full consideration and payment for Processor's Services set forth and described in Section 1, Processor shall be paid the amounts and at the times set forth in Exhibits 1, 2 and 3 attached hereto and incorporated by reference herewith.

      6.2 Any service performed or license granted by Processor or document or other deliverable furnished by Processor which is not subject to a separate agreement for additional compensation shall be deemed to have been furnished under the terms of this Agreement.

      6.3 All expenses incurred by Processor in connection with the performance of its Services hereunder shall not be chargeable to ENVOY, unless otherwise expressly set forth in Exhibits 1-3, inclusive, attached hereto and incorporated by reference herewith.

      6.4 All charges hereunder to ENVOY shall be based on an invoice issued by Processor and shall be payable by ENVOY within 30 calendar days from the date of receipt by ENVOY of such invoice. Processor reserves the right to assess a late payment charge equal to one





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  COMMISSION.

percent per month or the maximum permitted by applicable law, whichever is less, on any balance of any amount which is not disputed by ENVOY and which is past due. In the event ENVOY disputes a portion of the invoice in good faith, then it shall pay the undisputed portion. ENVOY shall not have to pay the disputed portion until the dispute is resolved within a reasonable time. If the dispute is resolved in Processor's favor, then ENVOY shall pay interest from the original due date to the date of payment.

      6.5 Processor shall, upon request of ENVOY, provide from time to time any documents which ENVOY may reasonably request to verify the accuracy of any invoice submitted by Processor to ENVOY hereunder.

      6.6 All charges by Processor are exclusive of duties or federal, state or local excise, sales, use and similar taxes (excluding any such taxes imposed on Processor' income) imposed on the services performed and deliverables presented by Processor hereunder. Such taxes shall be set forth as separate line items on invoices from Processor to ENVOY in accordance with Section 6.4 above.

      6.7 [_____]* Production Job Restarts GTEDS will perform [_____]* production job restarts in accordance with the proposal dated September 1997 a copy of which is attached hereto and marked Exhibit 7 and incorporated by reference herewith. GTEDS will perform the production job restart functions at no additional cost beginning July 1, 1998.

      6.8 [_____]* Platform The additional $6,000 per month currently being billed for support of the [_____]* platform and network has been discontinued effective June 1, 1998.

      6.9 Transaction Volumes Pricing set forth in this Agreement is based upon the production transaction volumes shown in the following table:


[_____]*


[____]*

      6.10 Usage Ratio Incentive Program The Usage Ratio Program will be administered to provide incentive to effect continued optimum use of the [_____]* system resources required to provide the contracted services. The Usage Ratio Program will be administered in accordance with Exhibit 8 attached hereto and incorporated by reference. At the conclusion of each contract year a billing adjustment may apply against the [_____]* production transaction processing costs for the contract year being measured. The [_____]* system processing costs shall be adjusted up or down by [____]* for each [____]* change in the annual Usage Ratio when compared to the baseline. For contract year [____]*, the maximum rebate to ENVOY or additional amount payable to Processor will be [____]* of the total [_____]* system production transaction fees billed for that year. For contract years [____]* the maximum rebate or additional amount payable will be [____]* of the processing portion of the [_____]* system production transaction fees billed, as determined by multiplying [____]* times the number of [_____]* system Full Service and Process Only production transactions processed for that year.

      6.11 [_____]* Pricing [_____]* mainframe pricing for activity not directly related to production transaction processing (known as [_____]* pricing) shall be as set forth in Exhibit 2.

      6.12 [_____]* Pricing Pricing for services and activities outside of Production Transaction as set forth in Exhibit 1 and [_____]* pricing as set forth in Exhibit 2, shall be as set forth in Exhibit 3.






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  COMMISSION.

7. Default of Services

      7.1 Component Failure

            7.1.1 In the event of any Component Failure as shown in Exhibit 10 attached hereto and incorporated by reference, ENVOY shall present the problem promptly to the Processor's project executive for resolution. In the event Processor fails to successfully resolve the problem within the relevant Material Failure Divergence time period as set forth in Exhibit 10, the provisions of
Section 7.1.2 shall apply.

            7.1.2 In the event that a Component Failure as shown in Exhibit 10 occurs and Processor fails to restore full functionality within the Material Failure Divergence time frame, ENVOY may furnish to Processor a written demand that Processor correct the problem or provide an alternative solution within forty-eight (48) hours ("First Notice Period for Component Failure") from the date and time of the written demand which is equivalent to the Disaster Recovery production system restoration period. On or before the end of the First Notice Period for Component Failure, Processor shall meet with the designated ENVOY project executive for an incident review. During such incident review, Processor shall detail (i) the cause of the Material Failure Divergence, (ii) the solution to cure the Material Failure Divergence, and (iii) plan for prevention of the same type of future Material Failure Divergences. If Processor can not resolve the problem creating a Material Failure Divergence by the end of the First Notice Period for Component Failure, Processor shall provide ENVOY upon written demand immediate support to allow ENVOY to connect to another processor, at Processor's cost, while Processor cures the Material Failure Divergence in question. If Processor fails to restore full functionality during the First Notice Period for Component Failure, then ENVOY may within 20 days after the expiration of the First Notice Period for Component Failure ("Second Notice Period for Component Failure") give written notice of termination of this Agreement to Processor. Such termination during the Second Notice Period for Component Failure shall be deemed a termination for cause and to be effective on the date so specified in ENVOY's notice. The remedies provided to ENVOY hereunder shall not be exclusive, and ENVOY shall have the right to seek any other remedies available to it by law or equity.

      7.2 Service Impact

            7.2.1 In the event a Service Impact service level is not met within a contract month, or has not been met as reported at the end of a contract month, as shown in Exhibit 10 attached hereto and incorporated by reference, and such impact is at the Material Failure Divergence level, ENVOY may furnish to Processor by written notice a demand that Processor correct the problem or provide an alternative solution to bring the specific service level within an acceptable range for the ensuing [____]* day period ("First Notice Period for Service Impact"). Within the initial [____]* hours of the First Notice Period for Service Impact, Processor shall meet with the designated ENVOY project executive for an incident review. During such incident review, Processor shall detail (i) the cause of the Material Failure Divergence, (ii) the solution to cure the Material Failure Divergence, and (iii) plan for prevention of the same type of future Material Failure Divergences. If Processor is unable to resolve the problem resulting in the specific Service Impact area being brought up to the Basic Service Level by the end of the First Notice Period for Service Impact, Processor shall provide ENVOY, upon written demand, immediate support to connect to another processor, at Processor's cost, while Processor cures the material breach in question. If Processor fails to resolve the problem described in this Section during the First Notice Period for Service Impact, then ENVOY may, within [____]* days thereafter ("Second Notice Period for Service Impact"), give written notice of termination of this Agreement to Processor. Such termination shall be deemed a termination for cause and to be effective on the date so specified in ENVOY's notice. The remedies provided to ENVOY





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  COMMISSION.

hereunder shall not be exclusive, and ENVOY shall have the right to seek any other remedies available to it by law or equity.

      7.3 Processor shall furnish to ENVOY upon demand commonly available performance, capacity and other measurement information and shall furnish reasonable access to Processor's facilities, records and personnel as ENVOY may reasonably require in order to enable ENVOY to identify, analyze, monitor or evaluate any suspected problem in the performance by Processor of any of its services under this Agreement.

      7.4 If this Agreement is terminated by ENVOY for Processor's material breach, ENVOY will have no obligation whatsoever to pay Processor the amounts set forth under Section 6.9 and 6.10 of this Agreement; provided, however, this Section shall not abrogate ENVOY's obligation of payment for Services rendered by Processor to ENVOY prior to termination. In addition, the obligations of the parties under Section 5.1 of this Agreement shall cease to exist.

8. Warranties and Liabilities

      8.1 Processor warrants that its hardware, operating system, software, network, customer service procedures and other systems and deliverables furnished hereunder will be operated and managed to achieve the Service Levels.

      8.2 Processor shall at all times during the term of this Agreement keep and maintain the following insurance coverages and limits of liability:

            8.2.1 Statutory Workers' Compensation in accordance with the state law where business is conducted.

            8.2.2 General Commercial Liability for death or personal injury and damage to tangible personal property with limits of not less than [____]* per occurrence.

            8.2.3 ENVOY shall be named as an Additional Insured as respects the liability coverages and such insurance coverages or limits of liability shall not be changed unless at least fifteen (15) days notice is given to ENVOY. If requested by ENVOY, Processor shall deliver a Certificate of Insurance evidencing such coverages and limits of liability.

      8.3 Neither party will be responsible for delays or failures in performance resulting from acts or events beyond its control, whether foreseeable or not, including, but not limited to acts of nature, governmental actions, fire, labor difficulties or shortages, civil disturbances, transportation problems, interruptions of power, supply or communications or natural disasters ("Force Majeure Events"), provided such party takes reasonable efforts to minimize the effect of such acts or events. Nothing contained herein shall relieve Processor from performing the Disaster Recovery Program pursuant to Exhibit 12 attached hereto and incorporated by reference, unless the failure or delay in performance of such Program is itself the result of a Force Majeure Event, provided Processor uses its best efforts to minimize the effect of such Force Majeure Event.

      8.4 Processor warrants that the use by ENVOY of the services and deliverables of Processor hereunder shall not infringe on the patent, trademark, copyright, trade secret or other proprietary right of any other entity. It is understood however that: (i) the assertion of a claim of infringement by another entity shall not alone constitute a breach of this Warranty and (ii) Processor shall not be deemed to have breached this warranty, if Processor or ENVOY effects any of the remedial actions set forth in (i), (ii), or (iii) of the penultimate sentence of this Section in response to an assertion of a claim of infringement. Processor shall defend, at its expense,





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  COMMISSION.

any action or claim brought against ENVOY to the extent that it is based upon a breach of such warranty or a claim that any system or creative component or material furnished as part of Processor's Services or used by Processor in connection therewith or any portion of the foregoing, when used as contemplated by this Agreement infringes a United States patent, trademark or copyright or violates any third party trade secret or other proprietary right and Processor shall pay all costs and damages (including reasonable attorneys fees and expenses) incurred by ENVOY in connection with or resulting from such action or claim, including a settlement or final award against ENVOY in connection therewith, provided that Processor is given prompt notice of such action or claim and is given all applicable information in ENVOY's possession, reasonable assistance (at Processor's expense) from ENVOY in connection therewith and sole authority to control, defend or settle the matter. Without limiting the foregoing, if any such action is brought or claim asserted, or in Processor's opinion is likely to be brought or asserted, then Processor may, at its election
(i) obtain for ENVOY the right to continue using such infringing item, (ii) replace or modify such infringing item so that it becomes non-infringing, or
(iii) if such remedies are not reasonably available, discontinue the use of such infringing item, provided any such action shall not relieve Processor of any of its performance obligations hereunder. Notwithstanding the foregoing, Processor shall have no obligation to defend, or assume any expenses, or pay any settlement or damages that result from, or would not have occurred but for, ENVOY's use (other than a use disclosed in the Contract Documents) of the infringing item(s) in combination with any service, program, system, creative component or material not furnished by Processor or in a manner for which they were not designed.

      8.5 ENVOY shall defend, at its expense, any action or claim brought against Processor to the extent that it is based upon a claim that any software or creative component or material furnished by ENVOY to Processor for use by Processor hereunder in connection with the Services or any portion of the foregoing, when used as contemplated by this Agreement infringes a United States patent, trademark or copyright or violates any third party trade secret or other proprietary right, and ENVOY shall pay all costs and damages (including reasonable attorney's fees and expenses) incurred by Processor in connection with or resulting from such action or claim, including a settlement or final award against Processor in connection therewith, provided that ENVOY is given prompt notice of such action or claim and is given all applicable information in Processor's possession, reasonable assistance (at ENVOY's expense) from Processor in connection therewith and sole authority to control, defend and settle the matter. Without limiting the foregoing, if any such action is brought or claim asserted, or in ENVOY's opinion is likely to be brought or asserted, then ENVOY may, at its election (i) obtain for Processor the right to continue using such infringing item, (ii) replace or modify such infringing item so that it becomes non-infringing, or (iii) furnish a replacement for such infringing item to perform the function of such item. If such remedies are not reasonably available, ENVOY shall permit Processor to discontinue the use of such infringing item and any portion of the Services dependent thereon and Processor shall be relieved of its obligations with respect to such portion of the Services. Notwithstanding the foregoing, ENVOY shall have no obligation to defend, or assume any expenses, or pay any settlement or damages that result from, or would not have occurred but for, Processor's use (other than a use disclosed in the Contract Documents) of the infringing item(s) in combination with any service, program, system, creative component or material not furnished by ENVOY or in a manner for which they were not designed.

      8.6 Processor shall indemnify and hold ENVOY harmless from any damage, liability, cost or expense, including reasonable attorney's fees and expenses arising out of or related to personal injury or death or tangible property damage based upon any negligence or willful misconduct on the part of Processor, its agents, employees and contractors. ENVOY shall indemnify and hold Processor harmless from any damage, liability cost or expense, including reasonable attorney's fees arising out of or related to personal injury or death or tangible property damage based upon any negligence or willful misconduct on the part of ENVOY, its agents, employees and contractors.






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  COMMISSION.

      8.7 Neither party will be liable for any special, indirect, incidental, consequential or punitive damages (including without limitation lost profits or lost savings of such party or any third party), however caused, (or on any theory of liability), unless such damage was caused by willful misconduct of such party, including without limitation, intentional fraud. Processor's liability to ENVOY for ENVOY's liability, cost or expense, (including, without limitation, ENVOY's reasonable attorney's fees and expenses), resulting from a claim or action by a customer of ENVOY for the services provided by processor shall be limited to the direct damages of such customer as established by a judgment or other final order against ENVOY and processor's liability shall be further limited as provided in Section 8.8 herein.

      8.8. In no event shall Processor's total liability under this Agreement or its predecessors exceed the sum of the previous billings of Processor for a period of twelve (12) months preceding an occurrence giving rise to Processor's liability. This limitation shall not apply with respect to the indemnification provisions of Section 8.6 nor the indemnity against infringement set forth in
Section 8.4 and 8.5 herein.

      8.9 The warranties and service levels set forth in this Agreement are in lieu of all other warranties, express or implied, including, without limitation, warranties of merchantability, use, and fitness for a particular purpose.

      8.10 Century Compliance When used herein, the following terms have the meanings given below:

            8.10.1 A Calendar-Related date refers to date values based on the Gregorian calendar, as defined in Encyclopedia Britannica, 15th Edition, 1982, page 602, and to all uses in any manner of those date values, including without limitation manipulations, calculations, conversions, comparisons, and presentations.

            8.10.2 Date Data means Calendar-Related Date Data in the inclusive range January 1, 1900 through December 31, 2050.

            8.10.3 System Date means any Calendar-Related Date Data value in the inclusive range January 1, 1985 through December 31, 2035 (including the natural transition between such values).

            8.10.4 Century Compliant means that the processing services provided by GTEDS satisfy the requirements set forth in subsection 8.10.6 below.

            8.10.5 Century Noncompliance means any failure of the processing services to be Century Compliant.

            8.10.6 To the extent warranted by the manufacturers or suppliers of the computer hardware, third-party software and network services utilized by GTEDS to provide the Services, GTEDS warrants that (i) in connection with Calendar-Related processing of Date Data or of any System Date, the processing provided by GTEDS will not malfunction and will not cease to function; and (ii) in connection with providing Calendar-Related Date Data to and accepting Calendar-Related Date Data from other Century Compliant automated, computerized, and/or software systems and users via user interfaces, electronic interfaces, and Date Data storage, the processing provided by GTEDS represents Date Data without ambiguity as to century.

            8.10.7 Notwithstanding the foregoing, GTEDS assumes no responsibility nor liability for any malfunctions attributable to (i) ENVOY's application software, or (ii) any computer hardware or software provided by ENVOY.






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  COMMISSION.

            8.10.8 Subject to subsection 8.10.6, in the event the Services provided by GTEDS are Century Noncompliant, GTEDS shall, at no cost to ENVOY, correct the Century Noncompliance and re-process the Date Data processed in error due to the Century Noncompliance after receipt of a written request from ENVOY. In the event GTEDS becomes aware of possible or an actual Century Noncompliance in its processing services, it will promptly notify ENVOY of the Century Noncompliance and will respond in a timely manner to all ENVOY inquiries with respect thereto.

9. Term, Termination and Termination Rights

      9.1 Subject to rights of earlier termination as set forth elsewhere in this Agreement, the term of this Agreement and the rights and obligations of the parties hereunder shall commence on the Effective Date and shall end at the close of business on December 31, 2003. For all purposes of this Agreement, the "term" of this Agreement shall mean the period this Agreement is in effect, including any extensions hereof.

      9.2 During the period commencing January 1, 2003 through July 31, 2003, the parties will meet to negotiate an extension or renewal of this Agreement, provided this Agreement is then in effect. Nothing contained herein, however, shall obligate either party to extend or renew this Agreement.

      9.3 New Technology Arrangement Following the [____]* month after the effective date of this Agreement, ENVOY shall have the right to terminate this Agreement with GTEDS if it is able to enter into a New Technology arrangement with a third party provider that: (a) provides ENVOY with a minimum [____]* lower total price for the Services then being provided by GTEDS than if ENVOY continued to receive Services in accordance with this Agreement; and, (b) will utilize "New Technology" which is capable of performing the Services being provided by GTEDS, which technology is not being used by GTEDS at that time to provide ENVOY the contracted Services; and, (c) has a term of at least two years or the remaining term of this Agreement, whichever is greater. Prior to entering into any "New Technology" Arrangement, ENVOY shall provide a written notice to GTEDS of its desire to enter into a New Technology Arrangement setting forth the material terms and conditions of such arrangement, including a copy of a valid proposal between ENVOY and the third party. GTEDS shall have the right and option to enter into such "New Technology" Arrangement upon substantially the same terms and conditions as set forth in the proposal between ENVOY and the third party by giving written notice to ENVOY within [____]* days after receipt of ENVOY's written notice (the "Option Period").

      If GTEDS does not exercise its right and option described above or ENVOY and GTEDS fail to agree upon the terms and conditions for the New Technology Arrangement, the restrictions outlined in Section 5.1 will no longer apply. ENVOY shall have the right to receive Services from GTEDS for a total of [_____]* days from the date of ENVOY's initial written notice to GTEDS as specified above and subject to Section 6.9 of this Agreement. If ENVOY is unable to execute an agreement with its vendor on the terms stated in the proposal submitted to GTEDS for the New Technology, or executes an agreement but is unable to implement the New Technology within the [_____]* day time period set forth above, the terms and conditions of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if ENVOY enters into a New Technology Arrangement with an entity other than GTEDS, this Agreement shall remain valid and effective throughout the Term, except with respect to the New Technology.

      9.4 If this Agreement is not extended or renewed or is otherwise terminated, Processor shall provide at ENVOY's request, all reasonable support, information and assistance including, but not limited to, (i) a transfer of know-how and special processes and technical knowledge with




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  COMMISSION.

respect to the software tools and internal programs used by Processor; and, (ii) use of all software and software tools; and, (iii) assign, transfer and deliver to ENVOY title to all ENVOY Application Software and all documentation, materials and source code(s) related thereto which had not previously been assigned or delivered to ENVOY; and, (iv) promptly return to ENVOY any and all software, materials and documentation which ENVOY may have furnished to Processor pursuant to this Agreement.

      Processor shall charge ENVOY [_____]* per month for each of the first two months effort in migrating the ENVOY systems to ENVOY or their assigns. Thereafter, Processor shall charge Envoy at its then applicable Time & Materials rate pursuant to Exhibit 3. However, in no event shall the charge be less than [_____]* per month. Within the first 60 days, Processor shall provide Envoy with an estimate of the then proposed charge for Processor's Migration Services beyond the 60 day period. Processor shall not perform nor charge ENVOY for such Services in excess of [_____]* per month unless ENVOY shall have authorized Processor to do so in writing.

      Upon the expiration or termination of this Agreement, ENVOY shall return to Processor any and all Processor confidential and proprietary information in ENVOY's possession, including but not limited to those items described in
Section 3.2 as being the property of Processor, and ENVOY shall remain obligated to compensate Processor pursuant to the terms of this Agreement for all of Processor's Services provided to the date of termination.

      9.5 Subject to any applicable provisions of bankruptcy law, either party may terminate this Agreement (which termination shall be deemed for cause) in the event of suspension of the other's business, insolvency, institution of bankruptcy (voluntary or involuntary) or liquidation proceedings, appointment of a trustee or receiver for such party's property or business, or any assignment, reorganization or arrangement for the benefit of creditors.

      9.6 Except for termination based on failure to meet Service Levels which is governed by Section 7.2, if either party commits any material breach of any covenant, warranty or agreement herein contained and shall fail to remedy such material breach within [____]* days after notice thereof, or if such breach is not capable of such remedy within such [____]* day period, shall fail to promptly commence such remedy and pursue it diligently, the other party may at its option, and in addition to any other remedies that it may be entitled to, terminate this Agreement for cause. The effective date of such termination shall be the date set forth in such notice tendered by the party but with respect to such termination by Processor (unless such termination is the result of a default in payment by ENVOY of any undisputed amounts hereunder) in no event earlier than six months from the date of such notice.

10. Confidentiality

      10.1 Each party shall retain in confidence the terms of this Agreement and any and all confidential or proprietary information delivered or owned by or regarding the other party, which information is marked confidential (all of which are hereinafter called "Confidential Information"). For this purpose, ENVOY's Confidential Information hereunder shall include confidential or proprietary information delivered or owned by or regarding any customer of ENVOY which information is marked "Confidential." Each party shall make no use of Confidential Information of the other party except pursuant to the terms of this Agreement. Such Confidential Information shall not be disclosed to any person other than one for whom such knowledge is reasonably necessary for the proposes of this Agreement and then only to the degree such disclosure is so necessary and only if the recipient has agreed to be bound by the provisions of confidentiality set forth herein. Such Confidential Information shall be protected by each party in a manner which shall be no less protective than the manner in which such party protects its own Confidential Information but at a minimum shall be such so as to prevent inadvertent





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  COMMISSION.

unauthorized disclosure. This subsection is in addition to the obligations imposed by law on Processor to prevent unauthorized disclosure of transaction information processed hereunder.

      10.2 Notwithstanding the foregoing, this Agreement imposes no obligations of confidence and nondisclosure or restrictions of use with respect to any Confidential Information to the extent such Confidential Information (i) is in the public domain, (ii) is known to the recipient as evidenced in writing without an obligation of confidence prior to the time of release to the recipient, (iii) is required to be disclosed pursuant to an order of a United States court or other duly constituted administrative tribunal within the United States, provided that the party subject to such order gives reasonable advance notice of such order and a reasonable opportunity to contest such order to the party which disclosed the Information subject to such order, (iv) is rightfully received from a third party without a duty of confidentiality, or (v) as evidenced in writing, is independently developed by the recipient.

      10.3 The parties hereby acknowledge that any breach by either of them of their respective obligations under Section 10.1 will cause irreparable harm to the other party for which its remedies at law will be inadequate and that in the event of any such breach or threatened breach, the party harmed by such breach or threatened breach shall be entitled to equitable relief (including, without limitation, injunctive relief and specific performance) in addition to other remedies provided under this agreement or available at law.

      10.4 Without limiting Section 10.1 and except for intracompany bulletins and communications, the disclosure of the contract existence in business proposals and the inclusion on a customer list shall not be made by either party and neither Processor nor ENVOY shall make or authorize any news release, advertisement, or other disclosure which shall deny or confirm the existence of this Agreement, including any information contained within this Agreement, without the prior written consent of the other party except that ENVOY shall have the right to make any such disclosure without Processor's consent as is reasonably required for the performance of the Services; provided, however, either party may make a disclosure as it deems necessary for internal distribution or any disclosure required by legal, accounting or regulatory requirements.

11. Dispute Resolution

      11.1 Any controversy arising out of, or relating to, this Agreement shall be referred to the respective ENVOY and Processor project executives who will endeavor to resolve the controversy. If the project executives do not reach resolution within ten (10) business days from the date of referral, the controversy shall be referred to the General Manager or other authorized officer of the respective parties who will endeavor to resolve the controversy within ten (10) business days.

      11.2 Subject to the provisions of Section 11.1, if either party concludes in good faith that amicable resolution through continued negotiation as aforementioned does not appear to be likely in a timely manner, then such party may demand, with at least fifteen (15) business days notice to the other party, that the controversy be settled by arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") to the extent that such rules do not conflict with any provisions of this Agreement. The arbitration shall be held before a panel of three arbitrators selected pursuant to the rules of the Association. Meetings of the arbitrators shall be at such place or places as they may reasonably select. The fees and expenses of filing a dispute with the Association shall be shared equally by the parties, subject to final apportionment by the arbitrators. Any award, order or judgment pursuant to arbitration shall be deemed final and may be entered and enforced in any state or federal court of competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of such award, order or judgment.





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  COMMISSION.

The arbitrators shall not have the authority or power to amend, add to or subtract from the terms and conditions of this Agreement. Nothing contained in this Section 11.2 however shall foreclose either party from seeking court action immediately for equitable relief as available pursuant to this Agreement or applicable law.

12. General Provisions

      12.1 Process Audits Either party at any time may perform an audit of the processes generally used in support of this contract. Such audits may include, but are not limited to, transaction counts and product code use. The party performing the audit shall be solely responsible for the expenses of the audit and such audit shall be performed during business hours.

      12.2 Disaster Recovery GTEDS shall provide disaster recovery for the [_____]* systems as set forth in Exhibit 12 attached hereto.

      12.3 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Either party shall be able to assign its rights and delegate its duties with the prior written consent of the other party which shall not be unreasonably or arbitrarily withheld. Notwithstanding the foregoing, in the event all or substantially all of the assets of ENVOY Corporation are purchased by a third party or a 51% or other controlling interest in ENVOY Corporation is acquired by a third party, ENVOY shall use reasonable efforts to cause such third party to continue, or cause ENVOY Corporation to continue utilizing the Services provided by GTEDS and ENVOY shall use reasonable efforts to cause such third party to expressly assume the obligations of ENVOY under this Agreement.

      12.4 All notices required by or relating to this Agreement shall be in writing and shall be sent to the parties to this agreement at the addresses set out below, as such addresses may be changed from time to time in accordance with the notice procedures set forth in this section, and all such notices shall be in writing signed by an officer of the notifying party and delivered personally or by overnight courier service or sent by registered or certified mail, charges prepaid, to the address then prevailing:

If to ENVOY:          ENVOY Corporation
                      Attention: Chief Information Officer
                      Two Lakeview Place
                      15 Century Boulevard, Suite 600
                      Nashville, TN 37214
                      with a copy to the attention of the General Counsel

If to Processor:     GTE Data Services Incorporated
                     One East Telecom Parkway
                     Post Office Box 290152
                     Temple Terrace, Florida 33687
                     Attn: Vice President - Commercial Services DC B3-E
                     With a courtesy copy to the attention of the Law Department DC B3-E

      All such notices shall be deemed given when so delivered by courier or five days after the date of mailing United States First Class Mail.

      12.5 The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion, shall not constitute or be deemed a waiver of that party's right to exercise any rights hereunder or to enforce each and every term of





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  COMMISSION.

this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by an executive officer of the party charged with such waiver, and such waiver shall be strictly limited to the terms of such writing.

      12.6 A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions of this Agreement. To the extent that the applicable law which makes any provision of this Agreement invalid or unenforceable may be waived, such applicable law is hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with all of its terms. In any event, the parties hereby agree to use their best efforts to replace any unenforceable or invalid provision with a provision incorporating the substance of said unenforceable or invalid provision but which would be enforceable under the laws of the applicable jurisdiction.

      12.7 Each party shall comply with any applicable law or any industry practice and shall secure any authorization required by applicable law, industry practice, or otherwise in connection with the activities for which it is responsible under this Agreement. Without limiting the foregoing, Processor shall comply with all obligations (including the execution of any and all amendments hereto) imposed by an applicable governmental regulatory authority on subcontractors to the extent this Agreement is deemed to be under the jurisdiction of such authority. The parties understand that software, associated documentation and technical data which may be provided by either party to the other hereunder may be regulated by the Government of the United States, and each party shall abide by all relevant laws and regulations relating to same. Each party shall furnish to the other party, upon request, any certification or other evidence reasonably required by such other party to confirm compliance with the obligations of this subparagraph.

      12.8 If either party issues a purchase or sales order or invoice pursuant to this Agreement, it is agreed that such document shall not amend, add to or otherwise alter or detract from the terms and conditions of this Agreement. All standard terms, conditions, or provisions which may appear on any such order or invoice issued pursuant to this Agreement shall, to the extent inconsistent with the terms and conditions of the Contract Documents, be of no force or effect.

      12.9 In addition to any other liability of a party hereunder as a result of a breach of any of such party's obligations hereunder, such party shall also be liable for all reasonable attorneys fees and expenses incurred by the other party as a result of such breach.

      12.10 The employees and agents of Processor and ENVOY shall each, while on the site of the other or of a customer of ENVOY hereunder, comply with all rules and regulations of such site then in effect.

      12.11 The parties acknowledge and agree that they are acting hereunder as independent contractors and thus neither parry is authorized to or shall bind or make any commitment on behalf of the other party, except as may be expressly authorized in writing in advance by such other party. Without limiting the foregoing, ENVOY shall have no responsibility for the payment of employee related obligations with respect to persons performing any of Processor's Services hereunder, including, but not limited to, federal and state unemployment insurance, federal and local payroll taxes, and any similar levies now or hereafter imposed by any federal, state, county or local government.

      12.12 The Equal Employment Opportunity Clause in Section 202, Paragraphs 1 through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity, and the





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  COMMISSION.

implementing Rules and Regulations of the Office of Federal Contract Compliance, are incorporated herein by specific reference.

      12.13 Captions to Articles of this Agreement are for convenience only and shall not be used for interpretation of this Agreement. Words in the singular shall also mean the plural and words in neutral, masculine or feminine genders shall also mean the other genders whenever the context so indicates.

      12.14 This Agreement, together with the Contract Documents, constitute the entire agreement between the parties with respect to its subject matter, and shall supersede all prior agreements, representations, negotiations, submitted documents or drafts and discussions (whether written or oral) between the parties with respect to said subject matter. This Agreement shall not be varied or terminated (other than as expressly set forth herein) except be an instrument in writing of subsequent date executed by an executive officer of ENVOY and an executive officer of Processor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused it to be executed in their names and on their behalf by their duly authorized representatives.

ENVOY CORPORATION                          GTE DATA SERVICES INCORPORATED



By:                                        By:
    -------------------------------            ---------------------------------

-----------------------------------        -------------------------------------
Name Printed                               Name Printed

-----------------------------------        -------------------------------------
Title                                      Title

-----------------------------------        -------------------------------------
 Date                                      Date





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  COMMISSION

                                    EXHIBIT 1

                                [_____]* PRICING


     The price [_____]* shall be as follows:

[_____]*

[_____]* as referenced in the Agreement and the Exhibits, from time to time.

The [_____]* FOR 1998 is [_____]* per production transaction, regardless of volume. For billing purposes, the production transaction count includes rejected transactions for all platforms and for all contract years. The transaction fee for 1998 includes all associated telecommunications network infrastructure and usage costs, and applies to production transactions processed on the [_____]*mainframe system, as well as production transactions processed on the [_____]* system, once it is in production at GTEDS. It does not include [_____]* costs as set forth in Exhibit 2.

For contract years [_____]* the [_____]* includes [_____]* functionality for each production transaction processed on each platform, including rejects. The [_____]* does not include Network Usage costs for contract years [_____]*.

The [_____]* will adjust downward during each contract year if annual volume levels are met within each contract year, as shown in the table on Page 1 of this Exhibit 1. [_____]*will be priced at the rate shown in the table as they move through each tier grouping within each year. All [_____]* counts are reset to zero at the beginning of each contract year.

NETWORK USAGE is defined as the actual out-of-pocket costs that GTEDS incurs for time on the usage sensitive network services supporting ENVOY. These costs will be billed back to ENVOY each month via a standard billing unit in contract years [_____]* through [_____]*. Network Usage does not include costs related to GTEDS telecommunications network infrastructure.

The network usage billing unit is $1. The table shown below gives the number of billing units per hour of usage for each of the current network service offerings at the time of contract execution. The billing-units-per-hour will be termed the "relative weighting." The relative weighting may adjust based on GTEDS' actual out-of-pocket cost fluctuations due to vendor rate changes, FCC regulations, taxes, etc.

[____]*


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  COMMISSION

NOTE: To obtain favorable pricing, MCI requires a minimum monthly usage threshold. The minimum hours per month of usage are as follows:

[_____]*

In the event the minimum hours per month of usage are not met ENVOY will be billed for usage at the minimum set forth above in this Exhibit 1

The [_____]* FEE of [_____]* applies to production transactions that are opened on a platform, but do not incur use of the GTEDS supported ENVOY telecommunications network. In the event a transaction is received over the network, processed on an ENVOY platform within GTEDS, and forwarded to another ENVOY platform within GTEDS for secondary processing, the [_____]* set forth above will apply; subject, however, to the initial processing being billed at the [_____]* rate. The secondary processing would be billed at the lower [_____]* rate. The [_____]* will go into effect[_____]*. For [_____]* the flat production transaction fee of [_____]* will apply to all production transactions processed on the NEIC or Synaptek systems at GTEDS.

ENVOY may in the future determine it to be beneficial to divert a subsystem of a specific ENVOY application running on a specific platform at GTEDS to another platform at GTEDS. An example of this could be the transaction mapping process that is currently performed on the GTEDS mainframe as an integral subsystem of the [_____]* clearinghouse application. ENVOY and GTEDS may agree that it is beneficial to move this mapping functionality off of the current mainframe environment and onto a micro-based or other such platform at GTEDS. Should GTEDS determine that the total cost for distributing the processing on multiple platforms is less than or equal to the cost of processing on the current single platform, GTEDS will not charge an additional [_____]* on top of the initial [_____]* for the resulting distributed processing on the new platform. GTEDS is not obligated to absorb the implementation costs associated with any such effort.

The [_____]* of [_____]* applies to transactions that use the GTEDS supplied ENVOY network, but which do not process on an ENVOY host platform within GTEDS. This price includes non-usage associated network costs such as infrastructure, line, connection, support, and maintenance expenses. It does not include any Network Usage costs incurred.

The expressed intent for the lower [_____]* pricing is for transactions that use only the GTEDS provided ENVOY telecommunications network, including the [_____]* platform, but do not use the resources on the GTEDS provided host processing computers. Any resource usage that occurs on a GTEDS supported host for a [_____]* must be limited to the minimum required to route a transaction, and must be approved by GTEDS. This may possibly include functionality such as user ID and security verification, third party network system software functionality, and





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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION

compression/uncompression routines. It would not include data storage, editing, mapping, translation, or similar processing functions.

If processing or data storage occurs on a GTEDS provided ENVOY host for a [_____]* type which equates to an average per transaction cost of [_____]* or greater, based on the then current non-transaction rates, or such other resource measurement system in use at that time, GTEDS reserves the right to begin billing ENVOY for all processing of that transaction at non-transaction rates upon thirty day prior written notice. This charge will be in addition to the[_____]*. If, in this case, the combination of the [_____]* and the non-transaction fees would equal an amount greater than[_____]*, the [_____]* only would apply.

Any processing and data storage for a [_____]* on the [_____]* system that is not billed back to ENVOY will be included in the transaction processing units applied to the Usage Ratio data. The transaction count will not, however, be added to the divisor total for the Usage Ratio program.

If processing occurs on a non-mainframe host for a [_____]* type beyond the minimum required to route the transaction, GTEDS reserves the right to, upon thirty day prior written notice, begin billing that transaction type at the [_____]*.

Notwithstanding the foregoing, current rates agreed upon for passing the [_____]* transactions between [_____]* (Exhibit 5) will remain in effect until [_____]* is migrated to GTEDS. Also, the [_____]* pricing of [_____]* offered in the proposal dated October 1997 and shown as Exhibit 6 will remain in effect for 1998.

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  COMMISSION

                                    EXHIBIT 2

                                [_____]* PRICING


----------------------------------------------------------------------------
                                     THROUGH [_____]*            [_____]*
----------------------------------------------------------------------------
        CPU TSO PRIME                    [_____]*                [_____]*
----------------------------------------------------------------------------
        CPU TSO OTHER                    [_____]*                [_____]*
----------------------------------------------------------------------------
          CPU BATCH                      [_____]*                [_____]*
----------------------------------------------------------------------------
 DASD STORAGE - MGBYTES/DAY              [_____]*                [_____]*
----------------------------------------------------------------------------
         TAPE MOUNTS                     [_____]*                [_____]*
----------------------------------------------------------------------------


[_____]* pricing is for activity on the [_____]* platform only. It includes test, maintenance and development activity ("TM&D"), as well as client support services. New transaction types will also be placed in [_____]* product codes and billed at non-transaction rates until such time that ENVOY and GTEDS jointly agree that they are to be moved to a production transaction type and rate. [_____]* processing will continue to be billed as non-transaction through [_____]*. Beginning [_____]* will be billed as[_____]*.

Through [_____]* monthly thresholds for TM&D [_____]* will remain in effect as follows:

CPU-TSO           [_____]*
CPU-Batch         [_____]*
DASD Storage      [_____]*
Tape Mounts       [_____]*.

Beginning [_____]* the above-stated monthly thresholds are no longer applicable and the reduced pricing shown in the above table will go into effect.


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  COMMISSION.


                                   EXHIBIT 3

                                [_____]* PRICING

The [_____]* pricing shown in the following table is not specific to the [_____]* mainframe platform.


----------------------------------------------------------------------------
                                        [_____]*                   [_____]*
----------------------------------------------------------------------------
MAGNETIC TAPE                           [_____]*                   [_____]*
per megabyte transferred
----------------------------------------------------------------------------
MAG TAPE/CARTRIDGE PURCHASE             [_____]*                   [_____]*
----------------------------------------------------------------------------
PRINTER UTILIZATION                     [_____]*                   [_____]*
per 1000 lines printed
----------------------------------------------------------------------------
        9.6 KBPS COMM PORT              [_____]*                   [_____]*
----------------------------------------------------------------------------
       19.2 KBPS COMM PORT              [_____]*                   [_____]*
----------------------------------------------------------------------------
        56 KBPS COMM PORT               [_____]*                   [_____]*
----------------------------------------------------------------------------
         FRAME RELAY T-1                                           [_____]*
----------------------------------------------------------------------------
        SYSTEMS PROGRAMMING             [_____]*                   [_____]*
----------------------------------------------------------------------------
        SYSTEMS CONSULTING              [_____]*                   [_____]*
----------------------------------------------------------------------------



The pricing shown in the above table for Comm Ports is for the network connections considered Alternative Communication per Section 12.4 of The Agreement. The port prices do not include line costs, which may vary from point to point.

GTEDS will provide Frame Relay connectivity for ENVOY interactive support functions in Nashville at no additional charge. If the capacity for this Frame Relay connection must be increased due in part to ENVOY's use of this connection for services outside of this Agreement, GTEDS will bill ENVOY for the incremental amount of such increase related to the additional services.





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  COMMISSION.


GTEDS will also provide the [_____]* connection currently in place between Tampa and Secaucus, NJ at no additional charge beginning [_____]*, through [_____]*. ENVOY will complete the current activity related to remote system access by year end [_____]*. The result of this activity will allow for the [_____]* link to be discontinued. Should the link be required beyond [_____]*, GTEDS will re-instate billing for this connection.

GTEDS reserves the right to adjust systems programming and systems consulting rates during the contract period.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT 4




                                GTE DATA SERVICES





                                 a proposal for






 -------------------------------------------------------------------------------



                           [_____]* MIGRATION SERVICES


 -------------------------------------------------------------------------------






                                   offered to




                                ENVOY CORPORATION


                                 March 13, 1998

                                TABLE OF CONTENTS



1.0      Requirements Definition

2.0      Statement of Work

3.0      Maintenance and Support

4.0      Redundancy/Disaster Recovery

5.0      Compensation

6.0      Exhibits




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  COMMISSION.





1.0 REQUIREMENTS DEFINITION


ENVOY has requested that GTE Data Services(GTEDS) provide project management and technical services required to facilitate the migration of telecommunications and data processing services from their [_____]* site, located in [_____]*, into the GTEDS commercial data center located in Temple Terrace, Florida.


Under this arrangement, GTEDS is to take the primary position for planning and implementation of the activity, termed "[_____]* Migration," required to successfully complete the migration on or before [_____]*. GTEDS will analyze, procure, and implement the telecommunication infrastructure and the processing hardware/operating system software configuration based on ENVOY's existing configuration. [_____]* is responsible for all application development and changes required.


To this extent, GTEDS will execute a plan that supports this major objective while best meeting and/or balancing the criteria for:
      1)   allowing minimal impact to the existing client base
      2) providing the dial inbound and asynchronous outbound capabilities, utilizing the Ascend PRI 800 inbound and dial outbound trunk capability to support the current client base
      2)   reducing the risk for successfully meeting the cutover date
      3) developing a process and a hardware/software configuration that best fits the needs
      4)   meeting the above objectives at the lowest cost.

To this extent, ENVOY will:
      1) provide the resources to make the necessary application code changes to conform the proposed new configuration
      2) make available the necessary personnel to aid in the migration and testing of the application and network.








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  COMMISSION.



2.0 STATEMENT OF WORK


GTEDS will provide project leadership for the ("[_____]* Migration") plan. GTEDS will also be the principal for coordinating and directing the activity required to migrate the [_____]* telecommunications network connectivity to the GTEDS commercial data center located in Temple Terrace, Florida. In addition, GTEDS will coordinate and direct the activity to determine the proper hardware and operating system software required for the [_____]* application to reside at the GTEDS commercial data center.

GTEDS will procure, implement and test the telecommunications hardware/software, and processing hardware and operating system software required to migrate the [_____]* platform to the GTEDS site. A list of the hardware/software, that is considered specific to the migration is shown in Exhibit A of this proposal.

GTEDS is not responsible for the development of, or for any delays resulting from, ENVOY or [_____]* application changes required to complete the migration activity.

Exhibit B of this proposal shows the current ENVOY [_____]* Migration Plan. Under the current plan, GTEDS will have all migration hardware/software installed and will be prepared to receive medical [_____]* claims on the RS6000 servers for processing within twelve weeks of project authorization and kick-off.

Included in the ENVOY/[_____]* migration proposal for production:

      (2)   Ascend 4048 communication hubs

      (2)   RS6000 7025-F50 servers running AIX version 4.0

      (2)   AT&T PRI circuits

      Four hour vendor response for microprocessor hardware failure

      Required network hardware and software configuration to support current [_____]* dial-in and dial-out requirements with the exception of current bisync users and manual dial out

      Backup and storage of data (approximately 3 gig backed up daily with a 3 month retention)

      Files currently backed up to CD with 18 month retention will be backed up to tape

      Disaster Recovery at GTEDS' hotsite vendor site for the PRI circuits, Ascend communication hub, and the RS6000 7025-F50

      Automated paging of ENVOY/[_____]* support for system/application problems

      System management and system security management including ownership and administration of root level authority

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


2.0 STATEMENT OF WORK (CONTINUED)


Specifically not included in this proposal is:

      The development or support of  application software

      The migration of current bisync users and manual dial users (Non Ascend PRI dial inbound/outbound)

      The migration of any manual processes currently being done by the Oklahoma City support staff

      Tape input or output provisions

      Print or print distribution

      Application monitoring or monitoring of file receipt or transmission

      PC dial-in or PC dial-out other than from the Ascend communication hub

      Any backup of files to CD or retention of files for greater than 18 months


3.0 MAINTENANCE AND SUPPORT


GTEDS will provide operational surveillance and maintenance on the hardware and operating system software included in the configuration. GTEDS will monitor the hardware in order to identify any potential hardware problems. Should a hardware failure occur GTEDS will contact the vendor for problem resolution. GTEDS vendor maintenance agreement provides for four hour response time.

ENVOY will provide application software monitoring and support, including the verification of file transmissions.


4.0 REDUNDANCY/DISASTER RECOVERY

Included in this proposal is provisioning for hardware recovery at the GTEDS vendor hotsite. A detailed plan for execution will be developed as part of the Migration/Implementation effort.


5.0 COMPENSATION

GTEDS will provide the [_____]* migration and implementation as defined under the terms of the 1998 contract renewal document and at the rates defined in that document. GTEDS reserves the right to adjust the proposal price should the requirements or configuration be altered.


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  COMMISSION.



6.0 EXHIBITS


                                    EXHIBIT A

Hardware

[_____]*



Software


[_____]*




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  COMMISSION.




                                    EXHIBIT 5


                                   A Proposal

                                       to

                                ENVOY Corporation

                                       for

                                    [_____]*


                                   offered by

                                GTE Data Services


                                 December, 1997





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  COMMISSION.



                                Table of Contents

Project Overview ............................................................3

Proposed [_____]* Transaction Flow...........................................4

Assumptions .................................................................5

Compensation ................................................................6

Exhibit A....................................................................

Acceptance...................................................................

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  COMMISSION.




PROJECT OVERVIEW

[_____]* transactions are currently processed on both the [_____]* system and the[_____]*. It is ENVOY Corporation's desire to consolidate the [_____]* onto the [_____]* system. The stated objective is to establish a common [_____]* system that supports government, BC/BS, and commercial business on one application. The intended result is the achievement of reduced cost and increased product offering potential via the consolidation of application processing and client access.

To achieve the objective, ENVOY will discontinue [_____]* on the CPS system, and consolidate the commercial [_____]* processing onto the [_____]* system. GTEDS will continue to receive [_____]* from commercial payers who have established connections to CPS. These [_____]* files will be forwarded to [_____]* for processing. After processing at [_____]*, those [_____]* bound for CPS connected receivers will be sent to the CPS system at GTEDS for final distribution to CPS receivers. It is noted that some [_____]* forwarded from the CPS connected payers may not be sent back to GTEDS for further distribution to receivers, as they may be bound for [_____]* connected receivers. Likewise a portion of [_____]* initiated by [_____]* connected payers may in the future be sent to GTEDS for further distribution to CPS connected receivers. In essence, the CPS system will act as an affiliate gateway to the [_____]* application.

ENVOY has devised a high level plan for consolidating the processing onto the [_____]* system. GTEDS assumes that ENVOY will implement the required application level changes on the [_____]* systems. For the context of this proposal GTEDS will provide and support the telecommunications hardware, software, and access required to pass the [_____]* between the [_____]* trading partners and [_____]*. In addition, GTEDS offers to assist ENVOY as necessary, and where possible, in planning and implementing the necessary changes to the CPS application.

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  COMMISSION.




PROPOSED [_____]* FLOW

ENVOY has submitted documents outlining the projected flow of the [_____]*. One such document is the diagram shown as Exhibit A. In this section, GTEDS reiterates the expected transaction flow.

1) The [_____]* file will be transmitted from the CPS payer to the CPS application at GTEDS using the same access methodology, connectivity, and compression routines as today.

2) ENVOY will accumulate the [_____]* on the CPS and prepare the file(s) for transmission to the [_____]* system at the desired intervals.

3) Compressed [_____]* files will be transmitted via FTP over Frame Relay to [_____]*.1

4) The [_____]* transactions will process through the [_____]* system at [_____]*. Processing may include, but is not limited to, uncompression, validation, translation, sorting, transaction counting, etc.

5) The processing results in individual [_____]* files per [_____]* receiver. If the receiver currently retrieves their [_____]* from [_____]*, their [_____]* output file will be mailboxed on the [_____]* system. If the receiver currently retrieves [_____]* from the CPS system, their [_____]* file will be compressed and transmitted to the CPS at the desired intervals and via the same transmission method as #3.2

6) The [_____]* files will be staged on the CPS system for retrieval by the receiver, presumably when they dial up to retrieve other claim related reports.

Footnotes

1 If this is the desired access method.
2 [_____]* output files transmitted back to the CPS may include additional [_____]* transactions from [_____]* payers. Likewise, some [_____]* initially submitted by CPS connected payers might not be transmitted back to the CPS for submitter retrieval.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.




ASSUMPTIONS

GTEDS will provide:

- Telecommunications resources to provide for and support the connectivity for the existing frame relay link into [_____]*, and to the CPS payers and receivers.

- Computer resources for any remaining processing and storage on the CPS at the contracted rates using the established no-transaction product codes for [_____]* processing:
                           JEOD             [_____]* production
                           JJBY             [_____]* sign on
                           JKMQ             [_____]* implementation
                           JKMR             [_____]* test.

- Consulting and support as required to further define and implement changes.

ENVOY will provide:

-     Overall project leadership.

-     CPS and [_____]* application level changes.

- Monthly count to GTEDS for each [_____]* received on the CPS from a payer, and for each [_____]* received on the CPS from [_____]*. The count will include production and test transactions, including retransmissions and/or rejects. ENVOY will provide GTEDS a documented description of the process used to count the claims within [_____]*.

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  COMMISSION.



COMPENSATION

GTE Data Services will charge ENVOY Corporation [_____]* for [_____]* forwarded to, or received from [_____]*. Each claim within an [_____]* transmitted to [_____]* from the CPS will be a single billable unit. Each [_____]* claim transmitted to the CPS from [_____]* will be a separate billable unit. Billable [_____]* claims will include production and test transactions. ENVOY will issue GTEDS a documented [_____]* claim count by the fifth working day of the following month.

GTEDS will bill ENVOY at the contracted rates for consulting and programming resources required of GTEDS to plan and/or implement the [_____]* changes. GTEDS' required level of involvement is not fully known at this time. To this extent, GTEDS will invoice for hours expended up to [_____]* total hours. Should it appear that the project would overrun the [ ]*-hour threshold, GTEDS will notify ENVOY in writing in order to gain approval to proceed with additional hours.

GTEDS will continue to provide CPS computer resources at the contracted rates using the currently established non-transaction product codes for [_____]* processing.

This proposal does not include any costs for upgrading the telecommunications link connecting [_____]* and GTEDS, should it be required.

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  COMMISSION.


                                   EXHIBIT 6

                                  A Proposal To

                                ENVOY Corporation

                                       For

                                    [_____]*

                                   Offered By


                         GTE Data Services Incorporated

                                  October 1997

                                Table of Contents



1.   Introduction............................................................1

2.   Definition of Requirements..............................................1

3    Statement of Work.......................................................2

4.   Implementation..........................................................3

5.   Assumptions.............................................................3

6.   Compensation............................................................4

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  COMMISSION.



INTRODUCTION.

1. INTRODUCTION.

ENVOY currently provides the ability for healthcare trading partners to perform [_____]*transactions, whereby a [_____]* is the sending of a request and receiving of a response. These [_____]* transactions are processed on ENVOY's host machine located in Nashville, Tennessee.

With ever increasing customer requirements in a changing health care market, ENVOY recognizes the need for customers to also submit [_____]* to their host environment in a [_____]* file. This approach employs communication methods and the processing of transactions in a different manner from that of the [_____]* environment. It is ENVOY's desire that submission of these [_____]* transactions by their clients utilize existing communication methods. These communication methods currently provide for the submission/receipt of traditional [_____]* data to/from ENVOY's mainframe-based [_____]* processing host residing at GTE Data Services (GTEDS), specifically via the [_____]* protocol converter.

This proposal provides for a solution to transmit [_____]* to and from ENVOY's host environment in Nashville via the GTEDS provided CPS batch telecommunications network. This solution will bypass the CPS mainframe processor by specifically utilizing existing [ ]* infrastructure, methodologies, and practices.

It is GTEDS' goal to provide a solution which not only meets or exceeds ENVOY's technical requirements, but also one which is cost effective, and allows for the most flexibility and future growth potential.

2. DEFINITION OF REQUIREMENTS

The requirements for the transmission of [_____]* and their response files as outlined in the "Proposal for Batch Transmissions of [_____]*, have been modified since the drafting of this proposal. In collaboration, ENVOY and GTEDS agreed to the following requirements in a series of meetings held to clarify the specific technological and business requirements for this proposal:

- Implementation of the desired solution should be seamless across existing data communication methods used by ENVOY customers for the transmission of data to/from the GTE Data Services' [_____]* environment. It is our goal to minimize the impact to ENVOY customers.
- ENVOY customers will optimally transmit over the toll free and local phone numbers.
- Existing authentication of userid's and passwords are to be employed at the Envoy host.
- [_____]* are to be forwarded to ENVOY for processing, where response files are generated. These request files are to be transmitted immediately to ENVOY upon submission, while the response files will be retrieved by the customer upon their request.




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  COMMISSION.



-    [_____]* will not be mixed with other types of transactions.
- ENVOY customers should be able to submit a [_____]* file and receive a (previous) response file in a single data communication session.
- The FTP process which transfers files to and from ENVOY will utilize an existing customer userid and password.
- Files should be passed through the [_____]* in the format initiated by the client or the host.
-    Data files transferred to/from ENVOY are to be in compressed format.
- Availability for communication links, systems, hardware, etc. as defined under the current ENVOY/GTEDS contractual agreement should apply with the exceptions necessary to support the requirements.
- 24 hours a day, 7 day a week access for submission and retrieval of files. The current process for the scheduling of maintenance windows are to be followed.
- Existing methods for providing ENVOY customer support access to GTEDS equipment, communication logs, etc. to determine/resolve communication problems should be followed.

3. STATEMENT OF WORK

This statement of work provides an outline for the delivery of this project through the coordination of resources from both ENVOY and GTEDS. Successful implementation, and ongoing support of this project for the [_____]*" will require the expert knowledge from both companies.

GTEDS will provide the following in support of this project:

- Telecommunications infrastructure, systems, and hardware to support the submission of real-time medical eligibility transactions.
-    Use of GTEDS personnel for implementation, trouble shooting, etc.
- 24 hours a day, 7 day a week access for submission and retrieval of files, unless limited by the way the application interface is designed. Maintenance windows are to be negotiated between ENVOY and GTEDS.
- Redundancy and disaster recovery of resources outlined in existing contractual agreements.
-    Documentation of any new procedures developed by GTEDS.
-    Network consulting support for the implementation of this transaction type.
- Modification of [_____]* to support the requirements of this proposal. The [_____]* will require table and Wildcat script processing changes.

ENVOY will provide the following in support of this project:

- Knowledge and subject matter expertise of the ENVOY customer requirements, real-time transaction types and specifications, and real-time host processing.
- Modification of any ENVOY host applications, customer procedures and processes used which may be impacted by this process.
- Development of batch processes at ENVOY to process [_____]* and to facilitate compression/uncompression.
-    Specific "data" knowledge regarding [_____]*.

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  COMMISSION.


-    File naming and JCL changes, if required.
-    Project management.

4. IMPLEMENTATION.

- IMPLEMENTATION.

Our proposal has defined the statement of work for the transmission of [_____]* to ENVOY utilizing the GTEDS [_____]* network infrastructure. This implementation as indicated in the Statement of Work involves expert resources from both ENVOY and GTEDS. GTEDS is confident in fulfilling our role towards a successful implementation. ENVOY and GTEDS will work together on an implementation plan with an expected completion date.

5. ASSUMPTIONS

- GTEDS has not included in this proposal any activity or effort for the modification of [_____]*.
- GTEDS will include a one-time upgrade of the 128k frame relay to 256k in order to accommodate any additional traffic.
- GTEDS will monitor the 256k frame relay link for usage, and should the usage outgrow the 256k capacity, the cost of increasing the end-to-end bandwidth and resulting redundancy requirements will be passed through to ENVOY.
-    The solution would require minimal [_____]* table changes assuming:
     - similar upload file naming conventions or processes as currently used in the existing CommServer environment.
     - similar download file naming conventions or processes as currently used in the existing CommServer environment.
     - submission of JCL on the ENVOY host is not required. ENVOY will be responsible for the picking up of the data files and submitting batch jobs to process the data.
     -    security is to be validated at the ENVOY host using existing customer id's.
- The types and size of the transactions to be passed via this network are as follows:
     -    ANSI 270(all)             100 bytes
     -    ANSI 271(non HCIN)        600 bytes
     -    ANSI 271(HCIN)            900 bytes
     -    EMMI request             1173 bytes
     -    EMMI response             626 bytes.
- This proposal is based on an average transaction size of 1300 bytes for a request and response combination. This is based on the assumption that transaction formats will consist equally of ANSI and EMMI.
-    This proposal is based on an average of [_____]* per [_____]*.
- ENVOY customers will optimally use toll-free or local phone numbers. In the current environment users submitting at 28.8 kbps should transmit over AT&T MegaCom Watts. Users submitting at 14.4 or 9.6 kbps should transmit over SprintNet X.25 using a local access number. Transmission speeds below 9.6 kbps will be prohibited.

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  COMMISSION.



6. COMPENSATION.

- COMPENSATION.

GTEDS will charge a [_____]* for implementation of the selected CommServer solution, as well as an [_____]* for each [_____]* set passed via the GTEDS provided CPS network. The implementation fee will be due when testing reasonably assures that the functionality to be provided by GTEDS in the RFP and in this proposal is in place and performing reliably. The estimated GTEDS price for implementation is as follows:

                                Implementation Fee
                                ------------------

Consulting                          [_____]*
Code/Document/Test                  [_____]*
Total Implementation                [_____]*

GTEDS will include within the implementation costs an upgrade of the frame relay link connecting ENVOY/Nashville to GTEDS/Tampa from 128k to 256k. Should the link need to be expanded in the future due to additional [_____]* traffic, GTEDS will pass through the cost of the upgrade to ENVOY

The estimated price to implement based on the requirements outlined in the RFP and this proposal is plus or minus [_____]*. GTEDS reserves the right to overrun the initial estimated billable hours by [_____]*, providing that GTEDS provides ENVOY written notification of the potential overrun prior to the original estimated hours having been expended. In addition, GTEDS pricing is based on the assumptions shown in this proposal. Should the requirements for the solution change significantly from those stated in the RFP and this proposal, GTEDS reserves the right to alter the implementation fee accordingly, providing that GTEDS provides ENVOY with written notification in advance of completing the work.

GTEDS will bill for each [_____]* passed over the GTEDS supplied CPS network at the rate of [_____]*. By definition for this proposal, a transaction set consists of a "round trip" transmission; a request from the client to the ENVOY host in Nashville coupled with a response delivered back to the originating client. ENVOY is responsible for maintaining a count of transactions passed and files passed, and for providing a monthly total count to GTEDS by the fifth working day of the following month. No additional non-billable transaction types will be passed via this network without GTEDS approval.

The [____]* pricing is based on the assumptions stated in Section 5 of this proposal. If requested in the future, ENVOY will provide GTEDS information regarding transaction size and mix. GTEDS reserves the right to increase the [____]* upon written notification to ENVOY should future analysis show that the transaction size and mix deviates from the assumptions.

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  COMMISSION.




                                    EXHIBIT 7



                                  A PROPOSAL TO

                                ENVOY CORPORATION

                                       FOR



                                    [_____]*

















                                   OFFERED BY

                                GTE DATA SERVICES




                                 SEPTEMBER 1997

                                TABLE OF CONTENTS




1.    Introduction........................................................Page 3



2.    Guidelines..........................................................Page 4



3.    Business Assumptions................................................Page 6



4.    Compensation........................................................Page 7

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.




1. INTRODUCTION



ENVOY executes application jobs for their batch Claims Processing System(CPS) on GTEDS' computer processing environment. Under the current arrangement GTEDS monitors the ENVOY nightly batch application and contacts ENVOY support when a batch application job terminates abnormally. ENVOY support is responsible for[_____]*. ENVOY currently performs [_____]* without the benefit of a [_____]* software tool.

It is ENVOY's desire to expand GTEDS' role. ENVOY prefers to assign GTEDS responsibility for performing [_____]* for all nightly CPS batch jobs that terminate abnormally(abend). They also prefer that GTEDS perform [_____]* without contacting ENVOY's nightly application support personnel where appropriate. In addition, it is recognized that the [_____]* process needs to be improved via the introduction of a [_____]* software tool. The objective is to reduce the nightly effort required of ENVOY on-call support by leveraging the GTEDS' staff already on duty during the off hours, and by streamlining the [_____]* capabilities via new third-party software. This will allow ENVOY critical support to focus on their prime responsibilities during the daytime hours.


GTEDS recognizes the benefits that may be realized through this arrangement. It is the joint objective of our companies as business partners to administer new ways of improving the CPS "system" by adding improved tools and by making the best use of our combined resources. GTEDS proposes that we assume the increased [_____]* functions in conjunction with the introduction of our new [_____]* management software tool known as ENCORE by Cybermation.


This proposal outlines the guidelines that should be followed in order for this process to be successful, and key business assumptions. GTEDS performs similar functions for other clients and are offering these proven guidelines. We realize, however, that success will be a joint effort and expect that the guidelines may need to be altered as the process rolls out.




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  COMMISSION.



2. GUIDELINES


- ENVOY is responsible for developing and maintaining online [_____]* documentation in a mutually agreeable format. This documentation must be complete for all associated steps within jobs scheduled through the job scheduler(currently ESP by Cybermation). The initial documentation build must be complete prior to GTEDS' beginning the [_____]* functions. In the event that GTEDS develops company-wide standards for ENCORE [_____]* documentation, ENVOY may be required to convert their [_____]* documentation to the standard format in order to ensure the highest quality of service.

- ENVOY must supply [_____]* documentation for future production jobs that are to be added to the ESP scheduler. A production turnover process will be jointly developed by ENVOY and GTEDS to ensure that existing and new jobs are production ready.

- All [_____]* performed by GTEDS will be via the automated [_____]* software provided by GTEDS(currently ENCORE). No [_____]* will be performed by GTEDS.

- GTEDS will only [_____]* jobs which run through the standard job scheduling package(currently ESP by Cybermation) from an established production library. Currently this library is CNTLMR.NEIC.EXECJCL.

- GTEDS will refer to [_____]* documentation for most abends to determine if it is necessary to contact ENVOY support prior to a [_____]*. The exceptions are abends due to bad data, logic errors, or implementation errors. The abend codes for these exceptions may include, but are not limited to, S0C7, S806, and some JCL errors. These exceptions will always be referred directly to ENVOY support.

-     GTEDS will not manipulate ENVOY application data.

-     GTEDS will not make permanent changes to ENVOY application PROCS or JCL.

- GTEDS will generally [_____]* abends caused by environmental problems upon referencing the [_____]* documentation. Environmental abends may include problems due to [_____]* space allocation and availability, hardware problems, network problems, and system software problems.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


2. GUIDELINES (CONTINUED)


- When ENVOY support is involved in abend resolution for a scheduled production job, GTEDS will perform the job [_____]*. This is to ensure that ESP(the job scheduling package) and associated automation performs job monitoring, tracking, and scheduling functions. Problem escalation procedures will be jointly developed, documented, and followed.

- ENVOY will take prompt action to ensure that abends do not reoccur. Examples may include JCL syntax problems or space allocations that require permanent changes, as well as program changes. A job not abend for three consecutive cycles due to the same problem. This guideline is to ensure that the volume of abends does not spike significantly from the average.

- All jobs not scheduled through ESP will be considered "non critical." Notification concerning non critical job abends will occur during the next available business hours or as mutually agreed.

- A turnover process will be jointly developed and performed prior to GTEDS beginning the [_____]* functions. This may include documentation, process development and review, and training.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



3. BUSINESS ASSUMPTIONS



- This proposal includes the resources required by GTEDS to implement and perform the functions outlined in the Guidelines, as well as all costs associated with the acquisition, operation and maintenance of the automated job restart software(ENCORE by Cybermation).

- This proposal includes (2)one-half day ENCORE product training sessions by Cybermation for ENVOY personnel. GTEDS does not warrant the content or value of the training sessions.

- The price [_____]* for offering said services is based on the current average number of abends occurring. The average for January through July of 1997 is 58 abends per month. GTEDS reserves the right to alter the price by issuing ninety days written notice should the average number of abends or the functions to be performed increase significantly.

- Either organization, ENVOY Corporation or GTE Data Services Incorporated, reserves the right to cancel this specific agreement for additional services by providing ninety days written notice.

- This agreement does not imply that GTEDS' has inherent knowledge of CPS application program or file interoperability.

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  COMMISSION.



4. COMPENSATION



GTE Data Services will perform the CPS production [_____]* and associated functions as outlined in the Guidelines and in the Business Assumptions for [_____]* per month. An implementation fee of [_____]* will be charged.


The implementation fee and the monthly fee will be invoiced commencing with the first month that GTEDS begins performing ENVOY application [_____]*. The monthly fee will continue through each month, or portion thereof, that GTEDS performs the [_____]* functions.

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  COMMISSION.

                                   EXHIBIT 8

                      USAGE RATIO BASELINE AND MEASUREMENT

The Baseline and Measurement for this [_____]* program will be a factor derived from resource utilization categories determined by GTEDS to be major components in providing GTEDS' overall service. For contract year [_____]* the resource categories consist of six mainframe specific computer processing related areas and four overall telecommunications network usage areas. For contract years [_____]* the resource categories will consist of seven mainframe processing related areas only, including the CPU Interactive category. The network portion will be retired beginning in [_____]* as the network usage will be billed back to ENVOY. The process is as follows:

1)   GTEDS applies a weighting factor to each resource usage category.

     NOTE: GTEDS may request to re-weight the factors at the beginning of a contract year. This re-weighting would be to true-up any shifts in GTEDS relative costs. GTEDS will gain ENVOY's concurrence for any such weighting adjustments.

2) For each period the total units used (in standard 168 units) in each category are multiplied by the weighting factor to get a weighted unit total per category.

3) This weighted unit total per category for the period is divided by the number of transactions processed for the period (in 1000s) to get the usage ratio for each category.

     The PROCESSING categories currently use the [_____]* claim/encounter total as the divisor. As new transactions processed on the [_____]* system become billable production transactions, they will be added to the divisor.

     The current divisor for the NETWORK categories is the sum of [_____]* claim/encounter activity, plus half the number of claims transmitted within ERA transactions, plus the number of members on eligibility roster transactions electronically transmitted within the period. Transactions that process on multiple ENVOY systems within GTEDS will be counted only once in the network divisor total.

4)   [_____] *

5) Each month a year-to-date summary line will display the year-to-date totals for weighted units and for transactions processed. The summary line will also display the year-to-date Usage Ratio. The year-to-date total Usage Ratio will be the sum of the year-to-date processing usage ratio and the year-to-date network usage ratio in 1998, and will be equal to the processing usage ratio beginning in 1999. This year-to-date information will serve as an interim check to determine performance to date.

6) The ANNUAL USAGE RATIO will be the year-to-date Total Usage Ratio through December

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     of that year equal to the:

     [_____] *

6) The Annual Usage Ratio is divided by the Baseline to obtain the annual resource usage growth/decrease percent (rounded to the nearest percent). This percentage is used as the final measure for the incentive program. An associated billing adjustment would be [_____]* of this final percent, up to [_____]* of the [_____]* production transaction processing fee for the measured year.

7) The BASELINE against which the Annual Usage Ratio for contract year [_____]* is measured to determine the results of the [_____]* program is [_____]*. This Baseline is derived from the Total Usage Ratio for the period of December 1995. A new baseline for contract years [_____]* will be set. It will consist of the sum of the usage ratios of the seven processing categories. The time period used for the baseline will be mutually agreed upon by ENVOY and GTEDS.

ENVOY will provide GTEDS' account management validated total transaction counts for the completed calendar month by the fifteenth of the following month.

GTEDS will provide ENVOY by the end of the following month a Usage Ratio Report and a Processing Unit Report (examples of each are included). The Processing Unit Report will display actual units used in each resource usage category (in 168 units). The Usage Ratio Report will be used for the actual measurement against the incentive program.

Standard rounding practices are used in all calculations.

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  COMMISSION.

                                  EXHIBIT 8-A


                              [_____]*
--------------------------------------        ----------------------------




--------------------------------------        ----------------------------




--------------------------------------        ----------------------------




--------------------------------------        ----------------------------

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT 9


                     GTEDS NETWORK FILE TRANSFER CAPABILITY
                          PROVIDED FOR ENVOY CUSTOMERS

Following is a list of currently supported communications access methods and file transfer capabilities provided at GTEDS for ENVOY customers. The list is provided to denote that the access is available at GTEDS for ENVOY customers with the stipulation that not all ENVOY customers qualify for every access but are given a particular access upon individual customer evaluation. File transfer capabilities may be added or deleted upon the mutual consent of the parties based upon market data collected by ENVOY supporting such change.

[_____]*

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  COMMISSION.




                                   EXHIBIT 10

                                 SERVICE LEVELS

                                     General

GTEDS commits to service levels for our contractual services offered to ENVOY. The service levels are designed to measure our ability to provide critical ENVOY system component availability, and to measure our performance in providing timely day-to-day service. The service levels are divided into two major categories; Component Failure and Service Impact. Each major category consists of multiple key objectives. Each key objective is assigned a Basic Service Level that is the minimum level that GTEDS strives to exceed, and a Material Failure Divergence level that, if reached, allows the Material Divergent conditions set forth in Section 7 of The Agreement to be in effect.

The combination of category objectives give a blended view of our ability to maintain system availability and our ability to provide timely ongoing response. The objectives in the Component Failure category measure GTEDS ability to protect critical ENVOY system components, and recover from interruptions in a timely manner. The objectives in the Service Impact category are key measurements that indicate GTEDS ability to perform the contracted services over a monthly interval. The Service Impact objectives may be affected by occurrences measured in the Component Failure category, but are not exclusive to these occurrences.

GTEDS will provide ENVOY a monthly report of service level results.

Due to data collecting techniques and to the ultimate desire to measure GTEDS and ENVOY's collective ability to provide service to ENVOY clients, Service Level measurements may in some instances include events initiated in part by an ENVOY application problem, by an ENVOY client, or by unusual or unprojected client data. The effect of a Service Level breach will not apply against GTEDS if due to an ENVOY application, an ENVOY client, or any other reason outside of the reasonable control of GTEDS based on the scope of services provided in the Agreement.

                               Business Protection

GTEDS provides in-house redundancy for all components listed in the Component Failure objectives with the exception of the[_____]*, which will have in-house redundancy by[_____]*. In the event of a system component failure, GTEDS commits to having the component recovered within the time period shown in the Service Level measurement table. In the unlikely event of a failure on the provisioned redundant component coupled with the inability to recover back on the primary component within the service level time frame, GTEDS will use its physical resources and technical expertise to the best of our ability to make the correct decision for recovery of the failed component in another manner. Though GTEDS can not commit to readily available redundancy for all critical components at the tertiary level, GTEDS does provide the assurance of having in-house vendor support for all the ENVOY CPUs and peripherals currently supported at GTEDS, in addition to our own resources. At a minimum, GTEDS will perform bi-annual tests for recovery of the components onto the redundant platforms.

In the event of a business interruption caused by inaccessibility to equipment or physical plant that would preclude the restoration of services within [_____]* hours, the Disaster Recovery procedures outlined in Exhibit 12 will be enforced. All systems included in the Component Failure category are currently included in the hotsite provisioning plan, with the exception of the [_____]* systems. The [_____]* systems will be included at the hotsite by [_____]*. GTEDS' contract with our hotsite vendor, currently SunGard, does allow for us at additional cost to declare a disaster for a single application outage that is not related to a universal GTEDS ICC-South disaster declaration. However, the large and varied ENVOY telecommunications network together with the distributed mode of processing that ENVOY now employs would present implications that must be considered

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  COMMISSION.


carefully before employing any form of partial system recovery at the hotsite. GTEDS will perform a failover test at the hotsite annually as scheduled between GTEDS and the hotsite vendor, and with ENVOY's concurrence and required assistance.



                                Component Failure

For each of the following critical components GTEDS shall perform recovery of each component within the specified time frames:

[_____]* CPU Recovery

In the event of a total [_____]* mainframe CPU failure, the CPU recovery shall not exceed four (4) hours. A redundant mainframe image at GTEDS provides the capability to move the production system to a standby system.

[_____]* System Recovery

In the event of a total CPU failure, the CPU recovery shall not exceed four (4) hours. A redundant server at GTEDS provides the capability to move the production system to a standby system.

[_____]* System Recovery

In the event of a total CPU failure, the CPU recovery shall not exceed four (4) hours. A redundant server will be installed by GTEDS by December 1, 1998 which will provide the capability to move the production system to a standby system.

[_____]* System Recovery

In the event of a total CPU failure, the CPU recovery shall not exceed four (4) hours. A redundant server at GTEDS provides the capability to move the production system to a standby system.

[_____]* Recovery

In the event of a FEP failure, the FEP recovery shall not exceed four (4) hours. A redundant FEP at GTEDS provides the capability to move the functionality to a standby system.

[_____]* Recovery

In the event of a [_____]* volume failure, the effected data will be restored within (4) hours. GTEDS uses RAID (Redundant Array of Independent Disks) [____]* in the [____]* production environment, which provides redundant arrays and redundant power supplies resulting in additional assurances against inaccessible data.

Disaster Recovery

Disaster Recovery provisioning is included as described in Exhibit 12 of The Contract and further defined by the following:

Processor shall complete Stage 2 (Environmental Restoration) and Stage 3(Application Restoration) in order for ENVOY to complete Stage 4 (Business Function Restoration) within forty-eight (48) hours of the declaration of a disaster in Stage I (Damage Assessment) for the ENVOY production systems. The service level for the [_____]* mainframe system shall not include recovery of the [_____]* test and development system (known as the CTT system) within the 48 hour recovery time frame. The CTT system restoration shall be completed within [____]* hours of the declaration of a disaster in Stage 1, declaration of a disaster.

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  COMMISSION.


                             Service Impact Category

Network Circuit Availability

GTEDS will achieve [____]* or better Network Circuit Availability during the Scheduled Hours of Availability on the circuits for Sprint, Tymnet and the GTEDS connection to Advantis.

Network Circuit Availability will be calculated as follows:

                                                      [____]*

Total Scheduled Minutes will be calculated by multiplying the total number of dedicated circuits times the total minutes in a month. Outages will be calculated when the dedicated circuit, its Modem and/or DSU/CSU and/or Router are down and not available to service the customer. If a dial backup method is employed, no outage will be taken for the period the dial backup is active. Application/server outages such as [_____]* will be reported under the availability statistics for each specific application and not as network outages. Scheduled downtime will not be counted as an outage. Toll-free access circuits will be measured on the basis of busy/blocked calls.


[____]* Availability

The [_____]* mainframe will maintain a [____]* or better availability during the Scheduled Hours of Availability each month. Mainframe availability will be measured by TSO task availability in that it is the lowest common denominator for determining the mainframe's ability to serve the user community. Mainframe Scheduled Hours of Availability will be based on mainframe TSO availability of 24 hours a day by 7 days a week except during Scheduled Maintenance Windows. The normal Scheduled Maintenance Window for the mainframe will start at 00:01 AM Sunday morning and end at 04:00 AM Sunday morning Eastern Time.

[____]* Availability

The [____]* System will maintain a [____]* or better availability during the Scheduled Hours of Availability each month. Scheduled Hours of Availability will be measured by the UNIX operating system environment availability 24 hours a day by 7 days a week except during Scheduled Maintenance Windows. The normal Scheduled Maintenance Window for the [____]* system will start at 00:01 a.m. Sunday morning and end at 04:00 a.m. Sunday morning Eastern. Extended Scheduled Maintenance Windows may be needed periodically to apply hardware or software changes.



[____]* Availability

The [____]* will maintain a [____]* or better availability during the Scheduled Hours of Availability each month. Scheduled Hours of Availability will be measured by the NT Windows operating system environment availability 24 hours a day by 7 days a week except during Scheduled Maintenance Windows. The [____]* does not have a regular maintenance window. Any planned maintenance needed on the [____]* will be discussed and mutually agreed to by ENVOY and GTEDS.

[____]* Availability

The [____]* will maintain a [____]* or better availability during the Scheduled Hours of Availability each month. Scheduled Hours of Availability will be measured by the NT Windows operating system environment availability 24 hours a day by 7 days a week except during Scheduled Maintenance

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  COMMISSION.


Windows. The normal Scheduled Maintenance Window for the [____]* will start at 00:01 a.m. Sunday morning and end at 04:00 a.m. Sunday morning Eastern Time.

Front End Processor (FEP) Availability

The FEP will maintain a [____]* or better availability during the Scheduled Hours of Availability each month. Scheduled Hours of Availability will be measured by the operating system availability 24 hours a day by 7 days a week except during Scheduled Maintenance Windows. The normal Scheduled Maintenance Window for the FEP coincides with the maintenance windows for the mainframe.

     * All System Availability will be calculated using the following formula:

                                                          [____]*

          Scheduled maintenance minutes will not be included in Total Scheduled Minutes.

          ENVOY will be notified at least [____]* hours in advance of any planned outage that might extend beyond the Scheduled Maintenance Window. GTEDS will notify ENVOY of any significant outage threats as soon as possible. In the unlikely event that an unplanned outage does occur, GTEDS will notify ENVOY of the outage as soon as possible.

          ENVOY may request that a system be made available during the Scheduled Maintenance Window. Requests for such services will (i) be made at least [____]* hours in advance, (ii) be provided to the extent that they do not interfere with GTEDS other commitments, pursuant to this Agreement or other commercial operations.

TSO Response Time:

GTEDS will provide an average TSO response time of less than or equal to [____]* during Prime Time Shifts. Prime Time Shifts will run from 9 a.m. to 5 p.m. Eastern Time Monday through Friday. All TSO response times are measured within the servicing CPU and will exclude network time and will be determined by GTEDS using industry standard measurement facilities.



Busy Blocked Calls

Processor shall incur no more than [____]* busy/blocked calls during the Scheduled Hours of Availability for toll-free access circuits. The busy/blocked calls shall be calculated to include Station Busy, Agent Didn't Answer and Egress Trunk Busy. These are the items that GTEDS has direct impact and control over. The busy/blocked calls shall not include Caller Abandoned, Retry, LEC Network Condition, or Network Condition that is beyond internal network control. These items will be reported separately and investigated when a pattern occurs.

Busy/blocked call measurement is intended to be used as a network capacity tool as well as a service measurement. An increase in busy/blocked call activity may be attributed to a number of reasons, some outside of the immediate and direct control of GTEDS. The resulting action from an increase in busy/blocked calls may be the procurement and installation of equipment, which may require lead time. For these reasons the Busy Blocked Calls measurement does not have a Material Failure Divergence percent associated with it. [_____]* and other new platforms may be excluded from this service level based on past performance expectations for those platforms, and based on the availability of call volume detail provided by ENVOY prior to migration to GTEDS.

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  COMMISSION.




SERVICE LEVELS

---------------------------------------------------------------------------
                                                  MATERIAL FAILURE
     SERVICE           BASIC SERVICE LEVEL           DIVERGENCE
---------------------------------------------------------------------------

COMPONENT FAILURE
---------------------------------------------------------------------------
[_____]*
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------


---------------------------------------------------------------------------
                                                  MATERIAL FAILURE
     SERVICE           BASIC SERVICE LEVEL           DIVERGENCE
---------------------------------------------------------------------------

SERVICE IMPACT
---------------------------------------------------------------------------
[_____]*
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------


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  COMMISSION

                                   EXHIBIT 11
                         ENVOY SYSTEM SOFTWARE PRODUCTS


Vendor                     Product                            Description




[_____]*

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  COMMISSION.


                                   EXHIBIT 12

                                Disaster Recovery



                          CATASTROPHIC FAILURE RECOVERY


GTEDS has contracted with [_____]* to serve as the hotsite in the event of a catastrophic disaster.

ENVOY's Application Recovery Plan is one of many similar application recovery plans which make up GTE Data Service's ICC South Disaster Recovery Plan. ENVOY's plan is specific to their application and its unique restoration procedure requirements and procedures. Basic restoration procedures, which accommodate all application recovery plans (including ENVOY), are detailed within the data center's Base Plan.

GTEDS has developed a detailed Disaster Recovery Plan referred to as the BASE Plan. This BASE Plan provides for and addresses 6 distinct stages associated with the re-establishment of business operations after an incident / event (potential disaster) occurs. Functions of the Recovery Stages are:


Stage 1 -      Damage Assessment/Emergency Response - Includes activation of emergency response procedures, customer notification of incident, with possible Declaration of Disaster and Activation of the Disaster Recovery Teams.

Stage 2 -      Environmental Restoration/Hotsite Restoration - May include site restoration. Hotsite restoration includes operating system and all supporting sub-systems i.e.,CICS, IMS, DB, SAR etc. Customer business units perform business recovery functions.

Stage 3 -      Application Restoration - Includes all critical application by assigned level of priority, synchronization of systems application, recover lost transactions and backlog.

Stage 4 -      Business Function Restoration - Includes establishing processing schedules, resumption of business processing functions, monitoring restored operations.

Stage 5 -      Shell or Interim Site Relocation - An optional step. May be bypassed to stage 6. If activated, this stage is a duplication of the appropriate stages 2 - 4.

Stage 6 -      Permanent Site Relocation - Return to normal operations at the home site. This stage would also be a duplication of the appropriate procedures within stages 2 - 4.


All Critical Systems/ Application processing at Commercial ICC has been assigned a level of priority to assist in providing for a punctual, well regulated, and successful recovery following an interruption of services.

This level of priority is referred to as the RECOVERY WINDOW. The various RECOVERY WINDOWS assigned to the many applications processing at GTEDS Commercial ICC are 48 Hour, 72 Hour, 4 Day, 14 Day, 30 Day, and 60 Day.

ENVOY is assigned a 48 hour recovery window for production systems, and 96 hour recovery window for test and development systems. A 48 hour recovery window requires a responsive and aggressive Recovery Team. A decision to Declare a Disaster must be decisive and within (3) three hours at the maximum.

GTEDS tests its recovery plans on a regular basis and as required by its individual commitments. GTEDS also schedules Recovery Tests on an annual basis. The ENVOY systems included in The Agreement will be included in the scheduled GTEDS Commercial ICC Disaster Recovery Test.

                               FURTHER INFORMATION


Description of Service:

     Backup and recovery capability for critical applications designated the CUSTOMER in the event of a disaster:


Disaster Definitions:
     Disaster:
       Any event resulting in damage or inaccessibility to equipment, physical plant, and/or telecommunications access, assessed by GTEDS to be at the extent which would preclude production service restoration at the ICC-South within forty-eight hours.

     Business Recovery:
       Any interruption occurring within a GTEDS ICC that can be successfully resolved within the confines of the ICC. Normal production processing shall resume within forty-eight hours of the interruption.

     Disaster Recovery:
       Any interruption occurring within a GTEDS ICC resulting in:

         a) physical damage to the computer facility causing an interruption to normal business processing in excess of forty-eight hours;
         b) the facility being inaccessible for an extended period in excess of forty-eight hours; or
         c) the ICC being unable to perform normal production processing for any reason, for a period in excess of forty-eight hours.

         And

         d) the relocation of production processing to a remote recovery facility.


     Plan:
       The GTEDS ICC Disaster Recovery Plan for the facility, equipment, and personnel, required for the production processing of the ENVOY application. Said plan shall be created and maintained by GTEDS personnel, with critical application related input provided by ENVOY.

     Procedures:
       GTEDS will maintain all Disaster Reporting and Recovery procedures necessary to support the ENVOY application.

     Recovery Site:
       A designated processing center for Disaster Recovery Services. The Recovery Site will include all hardware and operating system software necessary to recover the Services identified in The Agreement. GTEDS will negotiate the cost of all remote equipment with the recovery vendor.

     DRC:
       Disaster Recovery Coordinator. The person(s) ,either GTEDS or ENVOY, or both, responsible for Disaster Recovery Planning and Coordination.

     Disaster Recovery Site Provider:
       A Disaster Recovery Services vendor contracted by GTEDS to provide a Remote Recovery Site.

Customer Disaster Recovery Documentation:

         CUSTOMER is responsible for designing and documenting disaster recovery techniques and/or plans for its applications. At a minimum, this documentation shall consist of:
             a) a list of personnel responsible for the application recovery effort.
             b) a list of high-level action items to be performed by the
                CUSTOMER in the event of a disaster and
             c) detailed scripts for use by the CUSTOMER allowing a person with application knowledge to perform each listed task required to recover the application.

         CUSTOMER is responsible for defining all application file backup and retention periods.
         CUSTOMER is responsible for providing and maintaining updates to all recovery documentation.
         CUSTOMER is also responsible for maintaining recovery documentation in a secure location.


Recovery Requirements:
         CUSTOMER requires that the production applications be restored within forty-eight (48) hours after a disaster declaration.

         CUSTOMER acknowledges that the GTEDS recovery effort cannot commence until GTEDS personnel arrive at the Recovery Site. GTEDS estimates that as much as fifteen (15) hours could be required for this relocation process.



Disaster Recovery responsibilities:

         CUSTOMER is responsible for:
             a) developing and maintaining a detailed application recovery plan
             b) maintaining, backing up, and restoring its application data
             c) identifying all critical files (back-ups) to be transported to the recovery site.
             d) maintaining current plans. Updates must be incorporated as conditions change
             e) advising GTEDS of any relevant hardware or network changes external to GTEDS.
             f) informing its customers of any outages/delays resulting from the interruption


         GTEDS is responsible for:
             a) ensuring the availability of a remote recovery site
             b) ensuring the recovery site hardware configurations match or are equivalent to configurations determined by the CUSTOMER, as required by the CUSTOMER'S recovery process
             c) Recovery Site contract compliance
             d) transportation of back-up tapes of the Operating System,
                Application Software and files critical to the recovery process to the Remote Recovery Site
             e) personnel required to perform the ICC recovery process.



Testing and Maintenance:

     The CUSTOMER and GTEDS will establish procedures for testing the plan on an annual basis. GTEDS will schedule testing with the Disaster Recovery Center provider, and will include one (1) test per year during the scheduled ICC-South test period.

     Each party shall be responsible for determining the appropriate personnel from its organization, to participate in testing.

     The intent of the test is to provide a process to maintain a system's disaster recovery readiness. One key objective of the test is to identify any weakened links in recovering the system. For this reason, the annual tests are not included as a material divergent measurement.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.





                                   EXHIBIT 13


                                        A
                                    PROPOSAL


                                       to

                                ENVOY CORPORATION




                                       for

                                    [_____]*


                                   offered by

                                GTE DATA SERVICES





                                 October 2, 1998

                                TABLE OF CONTENTS





1.       Project Overview...................................................3

2.       Statement of Work..................................................7

3.       Assumptions........................................................8

4.       Compensation.......................................................9

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.





PROJECT OVERVIEW

[_____]* currently processes [____]* that are submitted to them from [_____]* carriers on a daily or weekly interval. [_____]* also creates a monthly eligibility file that they distribute in its entirety to each of the [____]*.

ENVOY's business relationship with [_____]* requires that by October 1, 1998 ENVOY must become the [_____]*. As ENVOY's telecommunications network and transaction processing vendor, GTE Data Services (GTEDS) is offering related services to facilitate the passing of these transactions between [_____]*. The project is known as the [_____]* project.

The project intent is further outlined in the following design document issued to GTEDS by ENVOY:




                              [_____]* INTEGRATION
                              DESIGN RECOMMENDATION



BACKGROUND

[_____]* currently processes [_____]* submitted on paper, tape, and cartridges from the [_____]*. The tape and cartridge based book of EDI business is covered under the [_____]* and must be migrated to flow through ENVOY thereby eliminating the existing [____]* feeds from the carriers to [_____]*.

In addition to claims processing, [_____]* creates and distributes a monthly eligibility tape to the carriers. Only members listed on this eligibility tape can have their associated claims submitted electronically.

Effective [____]* has mandated the use of the [_____]* format for these transactions. The conversion needs to be completed by that time as [_____]* has no plan in place to upgrade their existing interface. [_____]* requires claim submissions from ENVOY be in the existing format.



CURRENT PROCESSING ENVIRONMENT

PARTICIPANTS

All current [____]* carriers participate in the [_____]* program. Attachment A lists these carriers and the associated states in which they are active.

Approximately [_____]* members are active in the [_____]* program. These program participants represent a number of [_____]* plan sponsors that have elected to participate in this program.






                                                                               3
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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.




ENROLLMENT

Enrollment in the [_____]* program requires approval from the associated plan sponsor to market the program to [_____]*. Individual members eligible to participate are sent enrollment forms to complete. A key identifier for enrollment purposes is the[_____]*. Once the enrollment form is received, [_____]* updates their data base with the enrollment information. The next cycle of the monthly eligibility file will reflect the change.

SUPPORT

Current customer support is provided by the [_____]* unit. Attachment B lists the types of issues / questions handled today by this unit and the recommended approach after conversion.

TECHNICAL

Claim files are processed on cartridge for 24 of the 25 carriers. One uses magnetic tape. All carriers submit claim files on a weekly schedule. File tracking and balancing is handled by the Core EDI unit.

Eligibility files are created monthly and uses the same media as inbound claims. Each carrier receives a copy of the full eligibility file. Format in place is the [_____]* file format.


RECOMMENDATION

The recommended approach is to complete the support for the [_____]* product in a single phase. Key deliverables will include the migration of the existing interfaces to ENVOY, support for multiple inbound formats and support for multiple transmission methods. Development for this initiative would be the responsibility of the [____]* staff.

Support for multiple inbound claim formats is recommended in order to manage the risk associated with the readiness of all carriers to support the preferred ANSI format. Some carriers have not completed development and/or testing of the 837 file format. By supporting an NSF format, we would not have to rely on these carriers to complete their development at a point in time that would also provide sufficient lead time to support our effort.

Additional details follow.

FORMAT: The recommended inbound claim format for 10/1/98 is the ANSI 837 v3051. This approach will reduce the effort required to support [____]* requirements and allow for elimination of cartridges for all carriers ([____]* will provide cartridge only for NSF 3.0).

Support will also be provided for NSF 3.0 format for those carriers that are not expected to be ANSI ready for the 10/1/98 date.

[____]* processing will translate the inbound carrier formats to the existing [_____]* format prior to submission to [_____]*.

For eligibility files, the recommended format is the [____]* flat file format in place today.

BILLING / RECONCILIATION: The recommendation is to count claim transactions in the old [_____]* format when the file is moved from ENVOY to [_____]*. This approach will use the method in place today and allow for efficient reconciliation of monthly bills between [_____]* and ENVOY.




                                                                               4
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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.


There will be no billing to [_____]* for monthly eligibility transactions.

Frequency of file transmissions: The file transmission frequency will remain unchanged for those carriers submitting on cartridge. For NDM submitters, carriers may submit daily or weekly as files are ready. Files received each day from multiple carriers will be processed and combined into one file for transmission to
[_____]*.

It's possible that there will be some days where no file is received by ENVOY. In those instances, ENVOY will create an empty file consisting of a header and trailer record for transmission to [_____]*.

File Transfers: The preferred approach will be to use NDM to move claim files from a [____]* to GTEDS. GTEDS will then move files to the [_____]* platform using existing links. Where carriers are not NDM ready, cartridges will be used. Once [_____]* processing is complete, the [_____]* feed will be transmitted via the GTEDS link to
[_____]*.

 A similar approach will be used for eligibility files, i.e. NDM is the preferred transfer method to carriers, with cartridge used as an alternative.

Open item: Need to establish the transfer method from [_____]* for the eligibility file.

Outsourcing: GTEDS will be responsible for the handling of the daily inbound cartridges and NDM file transmissions. Options for duplication and distribution of monthly eligibility cartridges are still under review. ENVOY [_____]* currently does not have the hardware necessary to support cartridges. Since it is anticipated that the need for this hardware is short term, it's recommended that the responsibility be outsourced.

Support: Attachment B lists the type of support questions / issues raised in today's processing environment. Shaded items are first level support activities that will become the responsibility of ENVOY - [_____]*. These items relate to the production support activity for the inbound and outbound files. Contacts will need to be established at [_____]* for second level support.

Other items in Attachment B remain the responsibility of [_____]*.

It is anticipated that some calls will come into the ENVOY help desk. The help desk will need to be trained on handling and routing [____]* calls that are the responsibility of [_____]* or ENVOY production support. It is not anticipated that the help desk will assume responsibility for any support items at this time.

Testing: Most carriers support a production parallel method of testing . This is the preferred approach. In cases where a carrier does not support parallel testing, test cycles of 15-25 claims will be used.

Implementation Schedule: The implementation schedule is currently under development. Discussions with each carrier are underway and will determine the date of conversion. Factors considered in developing the schedule include volume, Y2K activities, conversion date to the EDS platform, readiness to support the ANSI format, carrier experience with other implementations.

[____]* , has a waiver request outstanding with [____]* to defer the compliance with the 10/1/98 format mandate. They currently support 10 states and will be migrating to the EDS platform in 3 waves on 11/1/98, 1/1/99, and 2/1/99. The waiver request is to have the format change be implemented with the EDS migration. This could result in our having to develop support for the old format beyond [____]* for a 4 month period. The recommended alternative for this carrier would be to request [_____]* process the files for an additional 4 months should the waiver be granted.






                                                                               5
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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.

Marketing: Responsibility for marketing the [_____]* product will remain with [_____]*.



                                     [____]*




Statement of Work

- GTEDS will receive [____]* files from the individual [____]* electronically or via 3480 cartridge. The preferred method of receipt is electronic. GTEDS will facilitate the processing of the [____]* on the [____]* system residing at GTEDS Tampa-based facility per the terms and conditions of the Agreement.

- GTEDS will receive an [____]* from [____]* once a month electronically or via 3480 cartridge, and will facilitate the sending of a duplicate file to each of the[____]*.

- GTEDS will provide physical tape handling and storage functions required to receive crossover cartridges from[____]*, return cartridges to the carriers at the specified interval(via regular mail), and send [____]* to the carriers.

- GTEDS will provide the input/output device(s) for 3480 cartridge handling at the GTEDS data center in Tampa.


- ENVOY will facilitate any application changes required to process the transactions or to initiate the transfer of transactions between ENVOY processing switches.

- ENVOY will provide validated transaction counts in writing to GTEDS account management by the fifth working day of the following month. Separate transaction counts will be required for:

1)       [____]* processed on the [____]* system.
2) Total [____]* member count on [____]* monthly eligibility file.

Assumptions


- ENVOY and GTEDS will make every reasonable effort to convert all [_____]* from cartridge to electronic prior to project implementation.




                                                                               6
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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.



- [____]* carriers sending [____]* on cartridge media may not submit more than once per week.

-    GTEDS pricing for cartridge handling includes shipping via regular mail.

- GTEDS will return 3480 cartridges received from [____]* at the interval specified by ENVOY.

- ENVOY will take such steps as reasonably necessary to ensure that [____]* agree to implement a process to ensure that all 3480 cartridges sent by GTEDS will be returned to GTEDS within sixty days.

- The [____]* system will be migrated to the GTEDS site prior to implementation of this [____]* project.

- The Amended and Restated Processing and Services Agreement(Agreement) will be executed prior to implementation of this project.




















Compensation

          All pricing is in line with the terms and conditions of the Agreement where applicable.

          No implementation fee will be charged by GTEDS.

          [____]* transaction fee:





                                                                               7
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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
  COMMISSION.

     - For contract year [____]*, the fee is [____]* per crossover claim processed on the [____]* system residing at the GTEDS facility.

     - The pricing for contract years [____]* will be determined prior to [____]*.

-    [____]* transactions:

     -    The [____]* for [_____]* is [____]* received from [_____]* in contract year [____]*. In addition, all [____]* associated with these [____]* transactions will be charged.

     - The pricing for contract years [_____]*will be determined prior to [____]*.

-    3480 Cartridges

     - An additional fee for 3480 cartridge handling will apply. The fee is [____]* per cartridge handled in [____]*, and [____]* per cartridge in contract years [____]*.



                                                                               8